                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                Arris Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               ARRIS GROUP, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2003

To the Stockholders of ARRIS Group, Inc.:

     The Annual Meeting of Stockholders of ARRIS Group, Inc. will be held at the Company's corporate headquarters, located at 11450 Technology Circle, Duluth, Georgia, on Thursday, May 22, 2003 at 10:00 a.m. local time, for the purposes of
(a) electing 9 directors, (b) approving an amendment to the 2001 Employee Stock Purchase Plan, (c) amending various employee benefit plans to permit the exchange of outstanding stock options for a lesser number of shares of restricted stock, and (d) transacting such other business as may be brought before the meeting or any adjournment(s) thereof.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date and promptly return the enclosed proxy in the envelope provided.

     The Board of Directors has fixed the close of business on April 7, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting. The list of stockholders as of the date of record will be made available at the offices of the Company at the above address and will be available at the meeting.

     A copy of ARRIS Group, Inc.'s Annual Report to Stockholders for the fiscal year ended December 31, 2002 is enclosed. Additional copies of this report may be obtained without charge by writing the Secretary of ARRIS Group, Inc., 11450 Technology Circle, Duluth, Georgia 30097.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ Lawrence A. Margolis
                                           Lawrence A. Margolis,
                                           Secretary

Duluth, Georgia
April 22, 2003

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                              OF ARRIS GROUP, INC.

                            TO BE HELD MAY 22, 2003

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ARRIS Group, Inc., a Delaware corporation (the term "ARRIS" or the "Company," as used herein means the Company together with or without its subsidiaries, as the context may require). The Company's corporate headquarters is located at 11450 Technology Circle, Duluth, Georgia 30097 (telephone 678-473-2000). The Proxy Statement and form of proxy were first mailed to stockholders on or about April 28, 2003. Proxies solicited by the Board of Directors of the Company are to be voted at the Annual Meeting of Stockholders of the Company to be held on May 22, 2003 at 10:00 a.m. local time at the Company's corporate headquarters, 11450 Technology Circle, Duluth, Georgia or any adjournment(s) thereof.

     This solicitation is being made by mail, although directors, officers and regular employees of the Company may solicit proxies from stockholders personally or by telephone, telegram or letter. The costs of this solicitation will be borne by the Company. The Company may request brokerage houses, nominees or fiduciaries and other custodians to solicit their principals or customers for their proxies, and may reimburse them for their reasonable expenses in so doing. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation for a fee of $6,000 plus expenses.

                                     VOTING

     Shares of Common Stock, $0.01 par value, of the Company ("Common Stock") represented by proxies in the accompanying form, which are properly executed and returned to the Company (and which are not effectively revoked) will be voted at the meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted IN FAVOR OF the election as directors of the nominees listed herein, IN FAVOR OF Proposal 1 to approve the amendment to the Company's 2001 Employee Stock Purchase Plan (the "ESPP Amendment"), IN FAVOR OF Proposal 2 to amend various employee benefit plans to permit the exchange of outstanding stock options for a lesser number of shares of restricted stock (the "Option Exchange Amendments"), and in the discretion of the appointed proxies, upon such other business as may properly be brought before the meeting.

     Each stockholder has the power to revoke his or her proxy at any time before it is voted by (1) delivering to the Company, prior to or at the meeting, written notice of revocation or a later dated proxy or (2) attending the meeting and voting his or her shares in person.

     The Board of Directors has fixed the close of business on April 7, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

     As of April 7, 2003, 74,847,575 shares of Common Stock were outstanding. Each holder of Common Stock is entitled to one vote per share.

     A quorum, which is a majority of the outstanding shares of Common Stock as of the record date, must be present in order to hold the meeting. Your shares will be counted as being present at the meeting if you appear in person at the meeting or if you submit a properly executed proxy card.

     In the absence of controlling precedent to the contrary, we intend to treat broker non-votes in the following manner. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring the approval of a majority of the shares of common stock present or represented by proxy and entitled to vote.

     If a quorum is present, the votes required to approve the various matters presented to stockholders at the meeting shall be as follows:

     - ELECTION OF DIRECTORS -- Election requires a plurality of the votes of the shares represented at the meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

     - APPROVAL OF PROPOSAL 1 (THE ESPP AMENDMENT) -- Approval of the ESPP Amendment requires the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of this proposal.

     - APPROVAL OF PROPOSAL 2 (THE OPTION EXCHANGE AMENDMENTS) -- Approval of the Option Exchange Amendments requires the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of this proposal.

                             ELECTION OF DIRECTORS

     In the absence of contrary instructions, the proxies received will be voted for the election as directors of the nominees listed below, all of whom presently serve on the Board of Directors, to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Although the Board of Directors does not contemplate that any nominee will decline or be unable to serve as director, in either such event the proxies will be voted for another person selected by the Board of Directors, unless the Board acts to reduce the size of the Board of Directors in accordance with the provisions of ARRIS' by-laws. The current number of Directors has been set by the Board at 9. Three current directors -- John M. Egan, the current Chairman of the Board, James L. Faust and Bruce Van Wagner -- are not standing for re-election at this year's Annual Meeting. Upon his re-election at this year's Annual Meeting, Mr. Stanzione will serve as Chairman of the Board.

             NOMINEES TO SERVE FOR A ONE-YEAR TERM EXPIRING IN 2004

---------------------------------------------------------------------------------------------
     Name:                                      Alex B. Best
     Age:                                       62
     Director Since:                            2003
     ARRIS Board Committee:                     None.
     Principal occupation and recent
     business experience:                       Prior to his retirement in 2000, Mr.
                                                Best was the executive Vice President of
                                                Cox Communications, Inc. From 1986
                                                through 1999, he served as the Vice
                                                President of Engineering of Cox. Since
                                                2000, Mr. Best has continued to consult
                                                for Cox on a part-time basis. From 1966
                                                through 1986, Mr. Best worked for
                                                Scientific Atlanta, and was involved in
                                                nearly every aspect of their cable
                                                television product development and
                                                business applications. Mr. Best served
                                                as Chairman of the National Cable
                                                Television Association's Engineering
                                                Advisory Committee from 1995 until 2000.
     Other directorships:                       Optinel Systems, Inc.
---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
     Name:                                      Harry L. Bosco
     Age:                                       58
     Director Since:                            2002
     ARRIS Board Committee:                     Audit Committee and Nominating Committee
     Principal occupation and recent
     business experience:                       Since 2000, Mr. Bosco has served as the
                                                Chief Executive Officer, President and a
                                                Director of OpNext, Inc., an optical
                                                component company privately owned by
                                                Hitachi Ltd. and Clarity Partners. From
                                                1965 to 2000, Mr. Bosco held numerous
                                                senior management positions within
                                                Lucent Technologies, formerly Bell Labs.
     Other directorships:                       None.
---------------------------------------------------------------------------------------------
     Name:                                      John (Ian) Anderson Craig
     Age:                                       60
     Director since:                            1998
     ARRIS Board Committee:                     Audit Committee, Compensation Committee,
                                                and Nominating Committee
     Principal occupation and recent
     business experience:                       Currently, Mr. Craig is a business
                                                consultant. From September 1999 through
                                                March 2000, Mr. Craig was Chief
                                                Marketing Officer of Nortel Networks,
                                                Inc. From 1981 to March 2000 he held
                                                numerous senior management positions
                                                within Northern Telecom Inc., now known
                                                as Nortel Networks Inc.
     Other directorships:                       BCI, and CAE, Inc.
---------------------------------------------------------------------------------------------
     Name:                                      Randy K. Dodd
     Age:                                       46
     Director Since:                            2003
     ARRIS Board Committee:                     None.
     Principal occupation and recent
     business experience:                       In November 2002, Mr. Dodd was appointed
                                                President of the Sales-IXC-Regional
                                                Accounts, for Nortel Networks. Since
                                                1988, Mr. Dodd held various positions
                                                with Nortel Networks including Major
                                                Account Vice President-Sprint Account
                                                Team. Prior to joining Nortel Networks,
                                                Mr. Dodd worked for Datel Communications
                                                and Alberta Government Telephone from
                                                1976 through 1988, with responsibilities
                                                including general managerial, sales,
                                                marketing service, and engineering.
     Other directorships:                       None.
---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
     Name:                                      Matthew B. Kearney
     Age:                                       63
     Director Since:                            2003
     ARRIS Board Committee:                     None.
     Principal occupation and recent
     business experience:                       Prior to his retirement in 1997, Mr.
                                                Kearney was the Chief Financial Officer
                                                of Griffin Gaming & Entertainment, Inc.
                                                (formerly Resorts International, Inc.).
                                                Mr. Kearney also served as active
                                                President of Griffin Gaming &
                                                Entertainment, Inc. from November 1993
                                                through May 1995. Prior to joining
                                                Resorts International, Inc., Mr. Kearney
                                                worked in public accounting for Price
                                                Waterhouse & Co. Mr. Kearney is a CPA
                                                (inactive) in New York and Florida.
     Other directorships:                       None.
---------------------------------------------------------------------------------------------
     Name:                                      William H. Lambert
     Age:                                       66
     Director since:                            1997
     ARRIS Board Committee:                     Compensation Committee and Nominating
                                                Committee
     Principal occupation and recent
     business experience:                       Currently Mr. Lambert is retired. From
                                                1988 to 1997, Mr. Lambert served as the
                                                Chairman, President and Chief Executive
                                                Officer of TSX Corporation, which was
                                                acquired by ARRIS in 1997. Mr. Lambert
                                                has been a private investor since 1988.
     Other directorships:                       None.
---------------------------------------------------------------------------------------------
     Name:                                      John R. Petty
     Age:                                       72
     Director since:                            1993
     ARRIS Board Committee:                     Audit Committee (Chair) and Nominating
                                                Committee
     Principal occupation and recent
     business experience:                       Mr. Petty has served as the Chairman of
                                                TECSEC Incorporated, a data security
                                                company. Mr. Petty has also served as
                                                the Chairman of Federal National
                                                Payables, Inc., Federal National
                                                Commercial, Inc., and Federal National
                                                Services, Inc., since 1992. Mr. Petty
                                                has been a private investor since 1988.
     Other directorships:                       Anixter International, Inc.
---------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
     Name:                                      Larry Romrell
     Age:                                       63
     Director since:                            2000
     ARRIS Board Committee:                     None.
     Principal occupation and recent
     business experience:                       Since March 1999, Mr. Romrell has been a
                                                director of and served as a consultant
                                                to Liberty Media Corporation. Mr.
                                                Romrell served as an Executive Vice
                                                President of Tele-Communications, Inc.
                                                from January 1994 to March 1999 and
                                                since March 1999 served as a consultant
                                                to AT&T Broadband. Mr. Romrell also
                                                served, from December 1997 to March
                                                1999, as Executive Vice President and
                                                Chief Executive Officer of TCI Business
                                                Alliance and Technology Co.; from
                                                December 1997 to March 1999, as Senior
                                                Vice President of TCI Ventures Group,
                                                LLC; and, from September 1994 to October
                                                1997, as President of TCI Technology
                                                Ventures.
     Other directorships:                       Guaranty Bank & Trust Company and Ascent
                                                Media Group.
---------------------------------------------------------------------------------------------
     Name:                                      Robert J. Stanzione
     Age:                                       55
     Director since:                            1998
     ARRIS Board Committee                      Executive Committee
     Principal occupation and recent
     business experience:                       Mr. Stanzione has been a director of
                                                ARRIS since 1998 and serves on the
                                                Company's Executive Committee, and has
                                                been President and Chief Executive
                                                Officer since January 1, 2000. From 1998
                                                through 1999, Mr. Stanzione was
                                                President and Chief Operating Officer of
                                                ARRIS. From 1995 to 1997, he was
                                                President and Chief Executive Officer of
                                                Arris Interactive. From 1969 to 1995, he
                                                held various positions with AT&T
                                                Corporation.
     Other directorships:                       Evolve Products, Inc., CoaXmedia, and
                                                Georgia CF Foundation.
---------------------------------------------------------------------------------------------

                          BOARD AND COMMITTEE MEETINGS

     The Audit Committee in 2002 consisted of Messrs. Petty (Chairperson), Bosco and Craig. Pursuant to its written charter, the Audit Committee provides general review of the Company's accounting and auditing procedures, meets with the Company's independent auditors to review their recommendations and reviews related party transactions. The Audit Committee held ten meetings in 2002. It is believed that Messrs. Petty, Bosco and Craig currently are "independent" as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Prior to March 2003, however, Mr. Craig was not considered independent within that definition because three years had not elapsed since his employment by Nortel Networks, which is currently an affiliate of the Company. Nevertheless, the Board of Directors determined that it is in the best interest of the Company and its stockholders for Mr. Craig to serve on the Audit Committee because he is highly qualified to do so by reason of his training and experience and he was not engaged in any activities that would, in the future, disqualify him from being considered independent.

     The Compensation Committee, which in 2002 consisted of Messrs. Lambert (Chairperson) and Craig, exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation, benefit plans and stock grants. The Compensation Committee held four meetings in 2002.

     The Executive Committee, which in 2002 consisted of Messrs. Stanzione, Egan and Van Wagner (Chairperson), exercises the full powers of the Board of Directors to the extent permitted by law in the intervals between Board meetings, and to the extent desired, serves as the nominating committee for the Board of Directors. The Executive Committee did not hold any meetings in 2002. Messrs. Egan and Van Wagner, who are not standing for re-election, will serve on the committee until the annual meeting.

     The Nominating Committee was established in late 2002 and is currently composed of Messrs. Bosco (Chair), Craig, Lambert, and Petty. The Nominating Committee plays a central role in planning the size and composition of the Board of Directors, developing criteria and implementing the process of identifying, screening and nominating candidates for election to the Board, evaluating Board performance and recommending actions to improve corporate governance. The Nominating Committee expects to be able to identify from its own resources the names of qualified nominees but will accept recommendations of individuals to be considered as nominees from stockholders. Stockholders may nominate candidates for election to our Board of Directors by sending nominations to the Corporate Secretary. The nomination must be accompanied by the name and address of the nominating stockholder, and must state the number and class of shares held. It must include information regarding each nominee that would be required to be included in a proxy statement.

     The Board of Directors held eight meetings in 2002.

     Each of the directors, with the exception of Mr. Romrell, attended 75 percent or more of the total of all meetings held by the Board and the committees on which the director served.

                             EXECUTIVE COMPENSATION

     The following tables set forth information about the compensation paid to the Company's Chief Executive Officer, and the four most highly compensated executive officers of ARRIS for the last fiscal year. Salaries for all executive officers have been frozen since the last salary adjustment in mid 2001.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                         COMPENSATION AWARDS
                                                                     ---------------------------
                                         ANNUAL COMPENSATION         RESTRICTED       SECURITIES
NAME AND                           -------------------------------     STOCK          UNDERLYING      LTIP          ALL OTHER
PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)   OTHER($)   AWARDS($)        AWARDS(#)    PAYOUTS($)   COMPENSATION($)(5)
------------------          ----   ---------   --------   --------   ----------       ----------   ----------   ------------------
Robert J. Stanzione.......  2002    600,000    376,500         --           --         455,000           --           51,596
  President, Chief          2001    550,000    170,625         --           --         500,000           --           39,950
  Executive Officer         2000    500,000     37,500         --    1,125,000(1)(2)   160,000           --           48,834
Lawrence A. Margolis......  2002    340,000    128,010     58,585(6)        --         205,000           --           25,689
  Executive Vice            2001    325,000     68,145     57,218(6)        --         110,000           --           21,659
  President, Chief          2000    309,000     18,540     45,000(6)    92,700(2)       60,000           --           29,082
  Financial Officer
James D. Lakin (4)........  2002    280,692     88,067         --           --          90,000           --           21,693
  President, Broadband      2001    108,498     45,937         --      650,128(3)      135,000           --            4,633
                            2000         --         --         --           --              --           --               --
David B. Potts (4)........  2002    252,780     79,310         --           --          75,000      236,300           13,428
  Senior Vice President     2001     97,772     39,258         --      319,444(3)      100,000           --              500
  of Finance, Chief         2000         --         --         --           --              --           --               --
  Information Officer
Gordon E. Halverson.......  2002    245,000     76,869         --           --          76,250           --           13,200
  Executive Vice            2001    232,000     40,687     54,405(7)        --          50,000           --           17,029
  President, Sales          2000    220,000     52,580     33,334(7)    30,250(2)      100,000           --           18,828

---------------

(1) The amount in 2000 for Mr. Stanzione includes the value as of January 31, 2000 ($937,500), which was the date of the grant, of 24,077 stock units that convert on a one-for-one basis into shares of common stock at the time predetermined at grant. Twenty percent of the units will be forfeited if Mr. Stanzione leaves ARRIS without good reason before June 30, 2004. As of December 31, 2002, the value of common stock into which the unvested portion of these units would convert was $85,955. Generally, holders of stock units are entitled to receive any distribution made to holders of common stock or an equitable adjustment to the number of stock units based on such distribution.

(2) Amounts in 2000 for Messrs. Stanzione, Margolis and Halverson, represent the value of restricted common stock granted on February 21, 2001, at $9.844 per share. The restricted common stock vests in thirds beginning on the date of grant and then on each anniversary of the date of grant. Although the stock was issued in 2001, it relates to 2000 compensation for these officers. Holders of the restricted stock are entitled to receive any distribution made to holders of common stock. As of December 31, 2002, the unvested shares had a value of $22,441, $11,096 and $3,624, respectively.

(3) Amounts in 2001 for Messrs. Lakin and Potts represent the value of restricted common stock granted on August 5, 2001, at $10.20 per share. The restricted common stock vests in halves beginning on the anniversary of the date of grant. Holders of the restricted common stock are entitled to receive any distribution made to holders of common stock. As of December 31, 2002, the unvested shares had a value of $113,772 and $55,903, respectively.

(4) Messrs. Lakin and Potts became employees of ARRIS in August 2001, upon the completion of the acquisition of Arris Interactive L.L.C. by ANTEC Corporation, the predecessor to ARRIS. Prior to that time, Mr. Lakin served as President of Arris Interactive and Mr. Potts served as Chief Financial Officer of Arris Interactive.

(5) Represents contributions by the Company to an employee savings plan, a supplemental savings plan, and a life insurance plan.

(6) Includes $45,000 for forgiveness of relocation advance.

(7) Includes $33,334 for forgiveness of relocation advance.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                             ----------------------------------------------------------     POTENTIAL REALIZABLE
                               NUMBER                                                         VALUE AT ASSUMED
                                 OF        % OF TOTAL                                          ANNUAL RATES OF
                             SECURITIES     OPTIONS                                       STOCK PRICE APPRECIATION
                             UNDERLYING    GRANTED TO                           DATE         FOR OPTION TERM(3)
                              OPTIONS     EMPLOYEES IN      EXERCISE OR          OF       -------------------------
NAME                         GRANTED(#)   FISCAL YEAR    BASE PRICE($/SH)    EXPIRATION     5%($)         10%($)
----                         ----------   ------------   -----------------   ----------   ----------   ------------
Robert J. Stanzione........   165,000(1)      2.24%            $8.12          1/22/2012    $905,753     $2,235,869
Robert J. Stanzione........   290,000(2)      3.94%            $2.43         12/11/2012     424,287      1,093,023
Lawrence A. Margolis.......    70,000(1)      0.95%            $8.12          1/22/2012     384,259        948,550
Lawrence A. Margolis.......   135,000(2)      1.83%            $2.43         12/11/2012     197,513        508,821
James D. Lakin.............    45,000(1)      0.61%            $8.12          1/22/2012     247,024        609,782
James D. Lakin.............    45,000(2)      0.61%            $2.43         12/11/2012      65,838        169,607
David B. Potts.............    40,000(1)      0.54%            $8.12          1/22/2012     219,577        542,029
David B. Potts.............    35,000(2)      0.48%            $2.43         12/11/2012      51,207        131,917
Gordon E. Halverson........    76,250(2)      1.04%            $2.43         12/11/2012     111,558        287,390

---------------

(1) The options vest in fourths beginning on the anniversary of the date of grant, and expire in 10 years.

(2) The options vest in thirds beginning on the anniversary of the date of grant, and expire in 10 years.

(3) The potential realizable value is calculated based on the term of the option at its time of grant, which is ten years, assuming the fair market price of the common stock on the date of grant (the average of the high and low on the date of grant) appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are for presentation purposes only and are not predictions of future stock prices.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                                                                         NUMBER OF
                                                                        SECURITIES           VALUE OF
                                                                        UNDERLYING         UNEXERCISED
                                                                        UNEXERCISED        IN-THE-MONEY
                                                                        OPTIONS AT          OPTIONS AT
                                                                         FY-END(#)          FY-END($)
                                  SHARES ACQUIRED ON      VALUE        EXERCISABLE/        EXERCISABLE/
                                     EXERCISE(#)       REALIZED($)     UNEXERCISABLE     UNEXERCISABLE(1)
                                  ------------------   -----------   -----------------   ----------------
Robert J. Stanzione.............           --               --       1,040,000/910,000      $0/$348,000
Lawrence A. Margolis............           --               --         472,500/292,500      $0/$162,000
James D. Lakin..................           --               --          33,750/191,250      $0/$54,000
David B. Potts..................           --               --          25,000/150,000      $0/$42,000
Gordon E. Halverson.............           --               --         275,000/146,250      $0/$91,500

---------------

(1) The value of the unexercised options was calculated using the difference between the option exercise price and the fiscal year-end fair market value (the average of the high and the low stock price on December 31, 2002) of $3.63 per share, multiplied by the number of shares underlying the option.

                               PENSION PLAN TABLE

                    PENSION PLAN TABLE OF EXPECTED BENEFITS
                   USING 2002 COMPENSATION FOR THE 2003 PROXY

                                                YEARS OF SERVICE
                         --------------------------------------------------------------
REMUNERATION               10         15         20         25         30         35
------------             -------   --------   --------   --------   --------   --------
$150,000...............  $16,936   $ 25,404   $ 33,872   $ 42,340   $ 50,808   $ 50,808
 200,000...............   23,436     35,154     46,872     58,590     70,308     70,308
 250,000...............   29,936     44,904     59,872     74,840     89,808     89,808
 300,000...............   36,436     54,654     72,872     91,090    109,308    109,308
 350,000...............   42,936     64,404     85,872    107,340    128,808    128,808
 400,000...............   49,436     74,154     98,872    123,590    148,308    148,308
 450,000...............   55,936     83,904    111,872    139,840    167,808    167,808
 500,000...............   62,436     93,654    124,872    156,090    187,308    187,308
 550,000...............   68,936    103,404    137,872    172,340    206,808    206,808
 600,000...............   75,436    113,154    150,872    188,590    226,308    226,308
 650,000...............   81,936    122,904    163,872    204,840    245,808    245,808
 700,000...............   88,436    132,654    176,872    221,090    265,308    265,308

     The amounts in the table above are annual straight-line annuity amounts (which are not reduced for Social Security benefits) payable upon retirement at age 65 under ARRIS' funded defined benefit pension plan and an unfunded supplementary defined benefit pension plan. The benefits are determined by the average of the five highest consecutive years of salary and bonus during an employee's last ten years of service. Bonus is attributable to the year in which it is paid not the year for which it is accrued. Thus, the covered remuneration for 2002 was the salary for 2002 and the bonus accrued for 2001 in the "Summary Compensation Table." As of December 31, 2002, Messrs. Stanzione, Margolis, Lakin, Potts, and Halverson have approximately 21 (actual service tripled pursuant to employment agreement), 20, 6, 7, and 34 years of service, respectively. In 1999, ARRIS adopted changes in its retirement plans that enabled Messrs. Stanzione, Margolis, and Halverson to elect to freeze their benefits in the funded pension plan as of December 31, 1999, in exchange for better matching contributions in the future by ARRIS under its 401(k) savings plan and supplemental savings plan. They continue to participate in the unfunded supplementary pension plan that provides benefits based on the remuneration that is in excess of the remuneration that the federal tax rules permit to be considered in determining benefits under the funded pension plan, which was $200,000 in 2002. For a discussion of the additional retirement agreements with Messrs. Stanzione and Halverson, see "Employment Contracts and Termination of Employment and Change in Control Arrangements."

                           COMPENSATION OF DIRECTORS

     During 2002, the Company paid its directors who were not employed by the Company or Nortel Networks annual retainers of $50,000 in the form of stock units which converted to Common Stock on a one-for-one basis at the pre-arranged time selected by each director plus cash fees of $1,000 for each board meeting attended, $750 for each committee meeting attended and a $2,500 annual retainer for each committee chairperson. These directors were also granted options to purchase 5,000 shares of Common Stock at the price of the stock at the time of grant.

     Effective January 1, 2003, the Company pays its directors who are not employed by the Company or Nortel Networks annual retainers of $46,000. Fifty percent of this retainer is in the form of stock units which convert to Common Stock on a one-for-one basis and the remaining fifty percent is in cash. Prior to July 1, 2003, each member may elect that all or any part of the cash portion of the retainer be paid in stock units instead of cash. In addition, each director will receive cash fees of $2,000 for each board meeting attended in person and $500 for each board meeting attended by phone. The Chairman of the Audit Committee will be paid an annual retainer of $10,000 and each other member of the Audit Committee will be paid an annual retainer of $2,500. The Chairman of the Compensation Committee and the Chairman of the Nominating Committee will each be paid an annual retainer of $2,500. Each member of a committee attending a committee meeting in person will be paid a meeting fee of $1,000 and each member attending a committee meeting by phone will be paid a meeting fee of $500.

     Effective February 1, 1998, Mr. Faust's arrangement with the Company was changed from an employment contract to a consulting contract providing for quarterly payments of $27,500 for five years. This consulting contract expired on January 31, 2003. The Company made its last payment under the consulting contract on January 7, 2003 for services through the expiration date.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information concerning the Company's common stock that may be issued upon exercise of options, warrants and rights under all equity compensation plans as of April 7, 2003.

                                                                                         NUMBER OF SECURITIES
                                                                                        REMAINING AVAILABLE FOR
                                                                                         FUTURE ISSUANCE UNDER
                                    NUMBER OF SECURITIES TO     WEIGHTED-AVERAGE          EQUITY COMPENSATION
                                    BE ISSUED UPON EXERCISE    EXERCISE PRICE OF           PLANS (EXCLUDING
                                    OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   SECURITIES REFLECTED IN 1(ST)
PLAN CATEGORY                         WARRANTS AND RIGHTS     WARRANTS AND RIGHTS               COLUMN)
-------------                       -----------------------   --------------------   -----------------------------
Equity compensation plans approved
  by security holders.............        14,724,958                 $9.96                    1,940,399*
Equity compensation plans not
  approved by security holders....                --                    --                            --
                                          ----------                 -----                     ---------
            Total.................        14,724,958                 $9.96                     1,940,399
                                          ==========                 =====                     =========

---------------

* Includes 227,261 shares reserved for issuance under the 2001 Employee Stock Purchase Plan.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Employment contracts. The Company has entered into employment agreements with Messrs. Stanzione, Margolis, Lakin, Potts, and Halverson. The employment agreements obligate these officers to continue to serve the Company and for the Company to continue to employ these officers until the employment agreements are terminated by the required prior notice or for cause or good reason as defined in the employment agreements or until the employment agreements expire in the case of Messrs. Stanzione, Margolis and Halverson when they reach the ages of 62, 65 and 65 respectively, and in the case of Messrs. Lakin and Potts in 2006. The employment agreements provide for minimum salaries equal to current salaries (and for minimum annual increases in the case of Mr. Stanzione, which increase was waived by Mr. Stanzione for 2002) and for the Company to determine annual bonus opportunities targeted at 100% of salary for Mr. Stanzione, and 50% or 60% of salary for the other officers. The employment agreements prohibit each officer from working for a competitor while receiving severance benefits from the Company. Mr. Margolis' employment agreement provides for the payment of a relocation assistance advance to him of $180,000, the repayment of which is to be forgiven in four annual installments beginning April 30, 2000, as long as he has not terminated his employment without good reason.

     Termination of employment. If the employment agreements are terminated without cause by the Company or with good reason by the executive, the employment agreements provide for the vesting of options to purchase shares of Common Stock and for the continuation of employment benefits (including salaries and bonuses) for three years in the case of Mr. Stanzione, two years in the case of Messrs. Margolis and Halverson (with insurance benefits continuing until age 65 for Mr. Halverson), and one year in the case of Messrs. Lakin and Potts. The employment agreements prohibit each officer from working for a competitor while receiving these benefits from the Company. Messrs. Stanzione and Halverson have agreed to serve as consultants to the Company during the period they are receiving these benefits.

     Change of control. Good reason for termination of the employment agreement includes in the case of Messrs. Margolis, Halverson, Lakin and Potts, a change of control, and in the case of Mr. Stanzione no longer being a chief executive of a significant public company or otherwise having his position materially diminished after a change of control. A change of control occurs, subject to certain exceptions, if any person becomes, directly or indirectly, the beneficial owner of securities representing more than 25% to 30% of the combined voting power of the Company's then outstanding voting securities, or if substantially all the Company's assets are sold or a comparable transaction occurs, or if certain changes in composition of the Company's Board of Directors occurs.

     Options to purchase shares of Common Stock granted in February 1998 to Mr. Stanzione and in May 1997 to other officers of the Company, provide that they vest if any person and its affiliates, other than Anixter International, Inc., Tele-Communications, Inc. and their affiliates acquire or tender for more than 50% of the stock of the Company.

     Special retirement provisions. The Company has agreed to establish a supplemental retirement plan for Mr. Stanzione that, together with the Company's other pension plans will provide Mr. Stanzione at age 62 a monthly single life annuity of approximately 50% of his final average compensation. His final average compensation is defined as one-twelfth of his then annual salary plus one twelfth of his then typical annual bonus. His then typical annual bonus shall be the annual average of the three highest full year bonuses for the five full years (or such lesser number of years) after 2001. To the extent that the full years falling within this period are less than three, his typical annual bonus shall be computed by averaging such full year bonuses, if any, falling within this period with 100% of his then annual salary times the number of years necessary to bring the number of years being considered to three. If Mr. Stanzione terminates his employment prior to age 62 because of a change of control, he is guaranteed that his total pension benefits from the Company will not be less than $33,333 a month.

     The employment agreement with Mr. Halverson provides that if he retires after reaching age 62, his options to purchase stock will vest and the Company will continue his salary and target bonus at two-thirds their normal rate for three years, subject to certain limitations. If Mr. Halverson's agreement is terminated by the Company without cause or by Mr. Halverson for good reason, including a change of control, Mr. Halverson may receive his pension benefits without reduction for early payment upon completion of the termination payments described above.

     Notwithstanding anything to the contrary set forth in any other of the Company's filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Executive Compensation, the Audit Committee Report and the Performance Graph presented below shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     To assure the continued services of its key officers, the Company has entered into employment agreements with its officers, including Messrs. Stanzione, Margolis, Lakin, Potts, and Halverson. The salaries and bonus opportunities specified in these agreements see "Employment Contracts and Termination of Employment and Change-In-Control Arrangements," were initially determined after reviewing publicly available information on the compensation practices of cable companies and distributors and manufacturers of sophisticated electronic products. (No attempt was made to limit these companies to the companies in the published industry index used in the "Performance Graph.") However, because of the differences in size and business between these companies and ARRIS, the salaries and bonus opportunities specified in the employment agreements were subjectively determined by the Committee to be within the Committee's goal of salaries within the median of the range paid by others for comparable positions and bonus opportunities within the high end of the range provided by others for comparable positions. Salaries for all executive officers have been frozen since the last salary adjustment in mid 2001.

     In general, grants of options to purchase stock of the Company are determined in the same manner as other components of compensation, taking into account the option granting practices of firms with which the Company competes for employees and investors. In general, the level of the grantee's salary and bonus opportunity determines the relative number of options. In general, new grants are not affected by previous grants. However, in December 2002, the Committee granted each employee holding an option with an exercise price above the then current market price (known as an "under water" option), a new option to purchase a number of shares equal to approximately 25% of the shares underlying the employees "under water" option at an exercise price of the then current market price. This action was taken to restore incentive and retention value to the options, which had been lost due to the decline in the price of the Company's stock.

     Following the formation of the current Company, the terms of Mr. Stanzione's employment arrangement were modified as set forth in "Employment Contracts and Termination of Employment and Change-in-Control." These modifications were based on the Committee's judgment of what would be appropriate to reflect the changes that had occurred in light of the information provided by consultants about the compensation practices of certain other public companies.

     Annual bonus targets are set as a percentage of base salary compensation. In 2002, this percentage was approximately 100% for Mr. Stanzione, and 50% to 60% for the other named officers. Actual bonuses can range from zero to 150% (200% for the Chief Executive and Financial Officers) of target, dependent upon the achievement of goals set at the beginning of the year. It was determined that based on the Company's results for 2002, including the achievement of targeted financial results for EBITDA, inventory turns and days sales outstanding, each executive officer would be paid a bonus calculated at 62.75% of target.

     The components of executive officer compensation related to the performance of the Company are the portions of the annual bonus awards based on financial performance and the ultimate value of long-term incentive awards as determined by the stock market. The executive officers, particularly the Chief Executive Officer, have suffered substantial losses in the positions in the Company's stock they are required to maintain by the Company's stock ownership guidelines and vesting restrictions in grants they have earned.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162 (m) of the Internal Revenue Code to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner.

                 John A. Craig               William H. Lambert

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The directors who served on the Compensation Committee for the fiscal year ended December 31, 2002 were John Anderson Craig and William H. Lambert. No member of the Compensation Committee is currently or has served as an executive officer or employee of the Company.

                           REPORT OF AUDIT COMMITTEE

     Pursuant to its written charter, the Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we do not represent ourselves to be or to serve as, accountants or auditors by profession. Therefore, we have relied, without independent verification, on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company's consolidated financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of our Company's consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent accountants are in fact independent.

     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling our oversight responsibilities, we reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the disclosures in the financial statements.

     We reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability of the Company's accounting principles including Statement on Auditing Standards No. 61 and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, we discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services provided by the auditors to the Company with their independence.

     We discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. We met with the internal and independent auditors, with and, as deemed advisable, without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. We, or the Chair of the Committee on behalf of the Committee (with the opportunity to convene a meeting of the full committee if deemed advisable), reviewed proposed interim financial statements with management and the independent auditors.

     In 2002, we had ten meetings. In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors (and the Board of Directors has accepted that recommendation) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended

December 31, 2002 for filing with the Securities and Exchange Commission. In addition, we have selected the Company's independent auditors.

     John R. Petty               Harry L. Bosco               John A. Craig

                               PERFORMANCE GRAPH

     Below is a graph comparing total stockholder return on the Company's stock from December 31, 1997 through December 31, 2002, with the Standard & Poor's 500 and the Index of NASDAQ U.S. Stocks of entities in the industry of electronics and electrical equipment and components, exclusive of computer equipment, (SIC 3600-3699), prepared by the Center for Research in Securities Prices ("CRSP Peer Index"). The stock performance graph assumes the investment of $100 on December 31, 1997 and reinvestment of all dividends.

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------------
                            12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
-------------------------------------------------------------------------------------------
 ARRIS GROUP, INC            $100.0     $128.8     $233.6     $ 50.6     $ 62.5     $22.8
 S&P 500                      100.0      129.0      156.3      142.4      125.6      97.8
 CRSP Peer Index              100.0      138.5      306.1      227.5      136.8      74.0

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of April 7, 2003, certain information with respect to the Common Stock of the Company that may be deemed beneficially owned by each director or nominee for director of the Company, the officers named in the Summary Compensation Table and by all directors, officers and nominees as a group.

                                               SHARES        SHARES THAT     TOTAL SHARES --
                                            BENEFICIALLY   MAY BE ACQUIRED    PERCENTAGE OF
NAME OF BENEFICIAL OWNER(1)                   OWNED(2)     WITHIN 60 DAYS    CLASS IF >1%(3)
---------------------------                 ------------   ---------------   ---------------
Alex B. Best..............................         --                --             --     *
Harry L. Bosco............................     12,600                --         12,600     *
J. A. Ian Craig...........................     21,800             2,500         24,300     *
Randy K. Dodd.............................         --                --             --     *
John M. Egan..............................     57,961           674,500        732,461     *
James L. Faust............................     19,781            44,166         63,947     *
Matthew B. Kearney........................         --                --             --     *
William H. Lambert........................     26,850            22,500         49,350     *
John R. Petty.............................     25,900             8,750         34,650     *
Larry Romrell.............................     18,000            26,200         44,200     *
Bruce Van Wagner..........................     78,400            25,000        103,400     *
Robert J. Stanzione(4)....................    131,935         1,206,250      1,338,185   1.8%
Gordon E. Halverson.......................      7,052           260,000        267,052     *
James D. Lakin(4).........................     64,738            45,000        109,738     *
Lawrence A. Margolis......................     59,763           462,500        522,263     *
David B. Potts(4).........................     24,118            35,000         59,118     *
All directors, nominees and executive
  officers as a group including the above
  named persons...........................    573,993         3,112,365      3,686,358   4.9%

---------------

 * Percentage of shares beneficially owned does not exceed one percent of the class.

(1) Unless otherwise indicated, each person has sole investment power and sole voting power with respect to the securities beneficially owned by such person.

(2) Includes 106,850 stock units awarded to directors that convert on a one-for one basis into shares of ARRIS Common Stock at a time predetermined at the time of issuance.

(3) All currently exercisable options deemed to be beneficially owned by the person or persons for whom the calculation is being made, are deemed to have been exercised for the purpose of calculating this percentage.

(4) Includes 31,869 and 15,659 stock units that convert on a one for one basis into shares of Common Stock on August 5, 2003 for Messrs. Lakin and Potts, respectively. Includes 24,077 stock units for Mr. Stanzione. Twenty percent of these units will be forfeited if he terminates his employment with the Company prior to June 30, 2004.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of April 7, 2003 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

                                                               AMOUNT AND NATURE OF   PERCENT
TITLE OF CLASS          NAME AND ADDRESS OF BENEFICIAL OWNER   BENEFICIAL OWNERSHIP   OF CLASS
--------------          ------------------------------------   --------------------   --------
Common................  Nortel Networks Corporation                 14,000,000(1)       18.7%
                        8200 Dixie Road, Suite 100
                        Brampton, Ontario L6T 5P6 Canada
Common................  Liberty Media Corporation                    7,681,341(2)       10.3%
                        8101 East Prentice Avenue, Suite 500
                        Englewood, Colorado 80111
Common................  Dimensional Fund Advisors, Inc.              4,701,958(3)        6.3%
                        1299 Ocean Avenue, 11th Floor
                        Santa Monica, CA 90401

---------------

(1) According to 13D/A, filed March 25, 2003

(2) According to 13D/A, filed on April 2, 2003, includes 854,341 shares of Common Stock issuable upon the exercise of certain stock options.

(3) According to 13G, filed on February 10, 2003

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For a description of certain transactions with Mr. Faust, a director of the Company, see "Compensation of Directors."

     The Company loaned $100,000 to John Egan, its Chairman, in 1980 and an additional $50,000 in 1983. These loans did not bear any interest. In February 2003, Mr. Egan repaid each of these loans in full. During 2002, Mr. Egan was a party to an employment agreement with ARRIS under which Mr. Egan provided services to ARRIS. Mr. Egan's employment agreement terminated as of May 31, 2002. Under this agreement, ARRIS paid to Mr. Egan $208,333 in salary and $156,250 in bonus for 2002. Upon termination of his employment agreement, Mr. Egan continued to serve as a consultant to the Company pursuant to a five-year consulting agreement that provided for a supplemental pension, which Mr. Egan elected to receive in 2002 as a lump sum payment of approximately $6.5 million. In addition to these payments, Mr. Egan is eligible to commence receipt of his pension benefits under the Company's funded defined benefit plan at any time he elects to do so.

     In 1999, the Company advanced $180,000 to Lawrence Margolis, Chief Financial Officer, to assist in his relocation to Atlanta. The repayment of this advance will be forgiven in four annual increments beginning April 30, 2000 as long as Mr. Margolis has not terminated his employment without good reason. Through April 9, 2003, $135,000 of this advance had been forgiven. The remaining $45,000 will be forgiven on April 30, 2003.

     In 1999, the Company advanced $92,500 to Robert Puccini to assist Mr. Puccini with his relocation to Denver for his position as President -- Telewire Supply. The repayment of this advance will be forgiven in three annual increments beginning April 30, 2001, so long as Mr. Puccini does not terminate his employment without cause. The final increment will be forgiven on April 30, 2003.

     On August 3, 2001, the Company acquired Nortel Networks' portion of Arris Interactive L.L.C., which was a joint venture formed by Nortel and the Company in 1995. Nortel exchanged its ownership interest in Arris Interactive L.L.C. for a subordinated redeemable preferred membership interest in Arris Interactive with a face amount of $100 million and 37 million shares of ARRIS common stock. This membership interest earns a return of 10% per annum, compounded annually. For the year ended December 31, 2002, we recorded membership interest expense of $10.4 million. Following the acquisition, in accordance with the Amended and Restated Investor Rights Agreement, Nortel designated two new members of our Board of Directors. Because Nortel's ownership in the Company has fallen below 20%, Nortel is currently entitled to designate only one member of the Board of Directors. In connection with the acquisition of Arris Interactive L.L.C., we and Nortel Networks entered into a number of short and medium term agreements. These agreements included a Transitional Services Agreement pursuant to which Nortel Networks is to provide us transitional services for periods varying from 90 days to the life of certain products, a Loaned Employee Agreement pursuant to which Nortel Networks is to provide us the services of technical employees for up to 15 months, a Component Supply Agreement which entitles us to purchase certain product components from Nortel Networks for as long as we manufacture products using those components, and from Nortel Networks suppliers for two years, a Development Agreement under which Nortel Networks is to complete two existing development projects for us, and a Sales Representation Agreement under which Nortel Networks acted as a sales agent for us for Arris Interactive products in the international area through 2003 and in the USA through 2001. The Sales Representation Agreement for domestic agency fees expired December 31, 2001, and the Sales Representation Agreement for international agency fees was terminated on December 6, 2002. In 2002, we paid Nortel Networks $4.9 million pursuant to these agreements. During the entire year of 2002, we had sales to Nortel Networks of $3.2 million. At December 31, 2002, ARRIS had accounts receivable from Nortel of $2.2 million and accounts payable and accrued liabilities due to Nortel Networks of $11.3 million, a significant portion of which was paid in March 2003. We currently lease approximately 75,000 square feet of office space from Nortel Networks with an annual rental charge of approximately $675,000 expiring July 2004.

     In June 2002, the Company entered into an option agreement with Nortel Networks that permitted us to redeem the Arris Interactive membership interests at a discount of 21% prior to June 30, 2003. In 2003, Nortel also offered to forgive approximately $5.9 million of the earnings on the membership interest if we redeemed the membership interest prior to March 31, 2003. The Company used approximately $88.4 million of the proceeds of a March 2003 convertible subordinated notes offering to redeem the membership interest. In addition, in March 2003, Nortel Networks granted the Company an option to purchase up to 16 million of our shares at a 10% discount to market. On March 24, 2003, in accordance with the terms of this option agreement, the Company purchased 8,000,000 shares for an aggregate purchase price of $28.0 million. Pursuant to the terms of the option agreement, there was also a reduction in the forgiveness of the earnings on the membership interest.

                                   PROPOSAL 1
                           APPROVAL OF ESPP AMENDMENT

     Recommendation. The Company is asking the stockholders to approve an amendment adopted by the Board of Directors to increase the number of shares reserved for issuance under the Company's 2001 Employee Stock Purchase Plan (the "2001 Purchase Plan") from 800,000 shares to 1,800,000 shares. A copy of the 2001 Purchase Plan reflecting the proposed amendments is attached to this Proxy Statement as Appendix A.

     Purpose. The purpose of the 2001 Purchase Plan is to align more closely the interest of Company employees with those of the Company and its stockholders by providing employees of the Company the opportunity to purchase shares of common stock at favorable prices and terms. The proposed amendment to the Plan would increase the number of shares reserved for issuance under the 2001 Purchase Plan from 800,000 to 1,800,000, subject to adjustments to reflect certain circumstances.

     Administration and Amendment. The Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). Subject to the provisions of the 2001 Purchase Plan, the Committee will have the authority and responsibility for the interpretation, administration and application of the provisions of the 2001 Purchase Plan. The Board of Directors or the Committee may, from time to time, suspend, terminate, revise or amend the 2001 Purchase Plan or terms of any grant except that, without the approval of stockholders, no such revision or amendment may increase the number of shares subject to the 2001 Purchase Plan, reduce the exercise price provided in the 2001 Purchase Plan, or cause the 2001 Purchase Plan not to be in conformance with the requirements of
Section 423 of the Internal Revenue Code.

     Participation. All employees of the Company or any subsidiary of the Company whose customary employment is more than twenty hours per week are eligible to purchase shares through regular payroll deductions. However, no employee who owns or holds options to purchase more than 5% of the Company's voting securities may participate in the 2001 Purchase Plan.

     Number of Shares. As of April 1, 2003, the first day of the most recent offering period under the 2001 Purchase Plan, only 227,261 shares remained available for purchase by participants. As amended, the 2001 Purchase Plan would provide for the issuance of 1,800,000 of the Company's authorized but unissued shares of common stock. Of this amount 1,000,000 shares are subject to stockholder approval of this Proposal. The 2001 Purchase Plan share reserves are subject to adjustments to reflect certain transactions.

     Time and Manner of Exercise. The Company will grant eligible employees options to purchase shares through a payroll deduction program. These options are granted once every six months on a date specified in the plan. The term of the option is a six-month period beginning on the date of the grant. Eligible employees are able to designate an amount to be withheld from their regular pay within the minimum and maximum limits as specified under the 2001 Purchase Plan. No one is permitted, in any year, to purchase shares having a total fair market value on the grant date of greater than $25,000. The maximum number of shares subject to each option is the number of whole shares which the projected payroll deductions, authorized by the participant for the option period, would purchase at an exercise price per share equal to 85% of the fair market value of a share on the grant date, or a maximum of $21,250 per year.

     Purchase Price. An option is exercised automatically on the last day of the option period, the exercise date, at which time the Company deducts, from the participant's account, an amount which is sufficient to purchase, at the option price, up to the number of shares subject to participant's option. The balance of the participant's account is refunded to the participant promptly after the exercise date. The option price per share is equal to 85% of the fair market value of shares on the grant date or exercise date, whichever is less.

     Withdrawal and Termination of Employment. Participation in the 2001 Purchase Plan is terminated when the participant voluntarily withdraws from the 2001 Purchase Plan, resigns or is discharged, or retires or dies. Upon termination of participation, all funds in the participant's account are refunded to the participant without interest, except that upon retirement or death, the participant or the participant's executor, as the case may be, may elect to exercise any outstanding options of the participant.

     Federal Income Tax Consequences. The 2001 Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code. All payroll deductions elected by a participant under the 2001 Purchase Plan are made on an after-tax basis. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2001 Purchase Plan or in the event the participant should die while still owning the purchased shares.

     If the participant sells or otherwise disposes of the purchased shares within two years after his or her enrollment into the purchase period or within one year after the actual purchase date, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price of those shares. If the participant sells or otherwise disposes of the purchased shares more than two years after entry into the purchase period and more than one year after the actual purchase date, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on either the grant date or exercise date, whichever is less. Any additional gain upon the disposition will be taxed as a long-term capital gain.

     If the participant still owns shares acquired under 2001 Purchase Plan at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on either the grant date or exercise date, whichever is less, will constitute ordinary income in the year of death.

     If the purchased shares are sold or otherwise disposed of within two years after the participant's entry date into the purchase period or within one year after the actual purchase date, the Company will be entitled to a tax deduction in the year of such sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition. In all other cases, no deduction will be allowed.

NEW PLAN BENEFITS

     No new plan benefits table for the 2001 Purchase Plan, as amended, is included in this proxy statement. Participation in the 2001 Purchase Plan is voluntary and dependent on each employee's election to participate and his or determination as to the level of payroll deductions. Accordingly, future purchases under the 2001 Purchase Plan are not determinable.

EQUITY COMPENSATION PLAN INFORMATION

     Information about the common stock that may be issued under all of our existing equity compensation plans is set forth under the caption "Equity Compensation Plan Information" elsewhere in this proxy statement.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

                                   PROPOSAL 2
                     APPROVAL OF OPTION EXCHANGE AMENDMENTS

     We are proposing amendments to some of our employee benefit plans, to facilitate a special one-time program under which eligible employees (our directors and certain of our senior executives are not eligible to participate) will be given the opportunity to voluntarily exchange eligible stock options for a lesser number of restricted shares of ARRIS common stock (the "Exchange Program"). The employee benefit plans to be amended pursuant to this proposal include:

     - ARRIS Group, Inc. 2001 Stock Incentive Plan (the "2001 Stock Incentive Plan"),

     - ANTEC Corporation 2000 Stock Incentive Plan,

     - ANTEC Corporation 2000 Mid-Level Stock Option Plan,

     - ANTEC Corporation 1997 Stock Incentive Plan, and

     - ANTEC Ltd. 1993 Employee Stock Incentive Plan.

     The Board of Directors recommends that you vote FOR the approval of this proposal.

REASONS FOR THE EXCHANGE PROGRAM

     We believe that using equity incentive awards, including stock options and restricted stock, helps align our employees' interests with those of our stockholders by motivating them to act as owners. Stock-based awards have been, and continue to be, a key part of our employee compensation incentive and retention program. When properly structured, we believe these awards are a cost-effective means of compensation that enhance long-term stockholder value by incenting superior employee performance and improving our ability to retain key employees.

     The severe economic slowdown of the past two years in the telecommunications sector and among technology companies in general has resulted in a significant number of our employees holding stock options with exercise prices that greatly exceed the current market price of our common stock. Our stock has been trading at levels below the exercise price of a vast majority of outstanding options currently held by our employees. For our equity incentive awards to enhance long-term stockholder value, our employees must feel that these awards provide an opportunity through their efforts to realize value within a reasonable period of time. In addition, because these options have been "under water" for an extended period of time, the number of shares subject to options has grown steadily as a percentage of shares outstanding, creating a significant "overhang," which we believe could negatively impact our stock price.

     Through the Exchange Program, we propose to provide our employees the benefit of holding shares of restricted stock that, over time, may have a greater potential to increase in value. We believe the Exchange Program will create an incentive for our employees to remain with us and contribute to the attainment of our business and financial objectives. In other words, the purpose of the Exchange Program is to better align our employees' interests with those of our stockholders.

     Under the Exchange Program, eligible employees will be given the one-time opportunity to exchange eligible stock options for proportionately fewer restricted shares of our common stock. In order to achieve the desired results for both our employees and our stockholders, we have structured the Exchange Program to be a "value-for-value" exchange, meaning that employees who voluntarily elect to participate must exchange a number of outstanding options with a value that approximates the value of the number of new shares of restricted stock they receive. We have used the Black-Scholes model for purposes of the exchange and have made additional adjustments in assessing the value of the options being exchanged for shares of restricted stock in consideration of the fact that, unlike stock options, shares of restricted stock have intrinsic value if the stock price decreases after the date the awards were granted. IN EVERY CASE, AN EMPLOYEE WILL SURRENDER SUBSTANTIALLY MORE THAN ONE EXISTING OPTION TO RECEIVE A SINGLE NEW SHARE OF RESTRICTED STOCK. Because employees will be exchanging a greater number of stock options (many of which are fully vested) for a lesser number of shares of restricted stock, the number of shares of common stock granted to employees through benefit plans will be reduced, lessening overhang and potential dilution.

     Another benefit to stockholders is the manner in which the Exchange Program has been structured with respect to the vesting of awards. Shares of restricted stock issued through the Exchange Program will be subject to new vesting requirements without regard to the prior vesting schedules of the exchanged options, meaning that employees will have to continue their employment in order to realize any benefit from the shares of restricted stock. The new vesting schedules will help encourage our most talented employees to continue their employment and help achieve our business goals.

     IT SHOULD BE NOTED THAT THE EXCHANGE PROGRAM WILL NOT BE OPEN TO MEMBERS OF OUR BOARD OF DIRECTORS OR OUR FIVE MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS LISTED IN THIS PROXY STATEMENT UNDER THE CAPTION "EXECUTIVE COMPENSATION." Thus, these individuals will be unable to take advantage of the benefits received by the employees who participate in the Exchange Program.

     To achieve the accounting treatment we desire for the Exchange Program, we cannot commence the program until at least six months and one day have elapsed since our last option grant date to eligible employees. Because our last option grant to eligible employees occurred in December 2002, if stockholders approve this proposal to amend certain of our employee benefit plans, we expect to offer the program to eligible employees beginning in June 2003. Employees will have 20 business days (or longer if we so determine) to elect to participate. The new shares of restricted stock issued in exchange for the surrendered options will be granted on the day after the exchange offer period expires. As a result, we expect the new shares of restricted stock to be granted in July 2003.

     Amendments to several of our equity incentive plans are necessary to implement the Exchange Program, and we must receive stockholder approval in order to amend these plans.

  IMPORTANT NOTE REGARDING THE EXCHANGE PROGRAM

     ARRIS has not commenced the Exchange Program and will not complete the Exchange Program unless stockholders approve this proposal. The determination to commence the Exchange Program and the precise timing, eligibility and terms of the Exchange Program (but with terms no more favorable and not more inclusive than those described herein) remain in the discretion of the Compensation Committee of the Board of Directors. At the time the Exchange Program is commenced, eligible employees will be sent written materials explaining the precise terms and timing of the Exchange Program. Upon commencement of the Exchange Program, ARRIS will file the written materials relating to the Exchange Program with the Securities and Exchange Commission as part of a tender offer statement on Schedule TO. Eligible employees, as well as stockholders and members of the public, will be able to obtain these written materials and other documents filed by ARRIS with the Securities and Exchange Commission free of charge from the Securities and Exchange Commission's website at www.sec.gov.

DESCRIPTION OF THE EXCHANGE PROGRAM

     Background. We generally make equity incentive awards on an annual basis, which typically take the form of stock options. When an option is granted, we specify the price per share that the employee must pay in order to receive the underlying share of common stock. After vesting, an employee can exercise the option to purchase shares of common stock. The employee will receive value if he or she exercises the option and sells the underlying shares at a price that exceeds the option's exercise price.

     Outstanding Options Eligible for Exchange. As of April 10, 2003, there were approximately 9,172,211 shares of common stock underlying the stock options held by eligible employees, with approximately 7,185,547 shares of common stock underlying options eligible for the Exchange Program. The stock options eligible for the Exchange Program have exercise prices ranging from $6.00 to $53.13, however, the exercise price threshold may increase depending on our stock price on the date of the exchange. Approximately 675 employees worldwide hold exchangeable options.

     The vast majority of these options have been granted under our 2001 Stock Incentive Plan, with the remaining options being granted under plans that existed prior to the formation of ARRIS through the consolidation of ANTEC Corporation and Arris Interactive L.L.C. in August 2001. We also have several acquisition-related stock option plans, which we used to convert outstanding options of acquired companies into options to acquire our common stock. The employee benefit plans under which there are outstanding options that are eligible for the Exchange Program are as follows:

     - 2001 Stock Incentive Plan,

     - ANTEC Corporation 2000 Stock Incentive Plan,

     - ANTEC Corporation 2000 Mid-Level Stock Option Plan,

     - ANTEC Corporation 1997 Stock Incentive Plan, and

     - ANTEC Ltd. 1993 Employee Stock Incentive Plan.

     The options outstanding pursuant to the employee benefit plans listed above will be eligible for the Exchange Program if they meet the following specific criteria:

     - Must be held by an eligible employee, and

     - Must have an exercise price of $6.00 per share or higher.

     To participate, however, an eligible employee must voluntarily elect to surrender all of his or her eligible options. In other words, the exchange will be on an all-or-nothing basis, and an employee may not elect to exchange some of his or her eligible options and retain others. However, any options that have an exercise price less than the closing price on the Nasdaq National Market of ARRIS common stock on the last day of the Exchange Program will not be included in the Exchange Program.

     Eligible Employees. The Exchange Program, if commenced, will be open to all of our active employees, other than those indicated below, who hold eligible options. Participation in the program will be voluntary. The program will include the employees of our participating subsidiaries worldwide (those in which ARRIS owns at least a 50% interest), except where securities or local laws make it impracticable. As of April 10, 2003, approximately 675 employees held options eligible for exchange. However, as previously stated, the Exchange Program will not be open to members of our Board of Directors or our five most highly compensated executive officers listed in this proxy statement. In addition, the Exchange Program will not be available to former employees or retirees. To be an eligible employee, the individual must be employed by us or by a participating subsidiary on the last day of the exchange offer period.

     Stock Option Exchange Ratio. Under the Exchange Program, a series of exchange ratios has been established, which determines the number of options an employee must surrender in order to receive one share of restricted stock. In every case, an employee will surrender substantially more than one existing option to receive a single new share of restricted stock.

     The exchange ratio for each class of options will be computed using the Black-Scholes valuation model, which is a recognized method for determining the value of derivative securities like stock options. The Black-Scholes valuation model takes into account a number of variables, including current stock price, stock volatility, risk-free rate of return, historical dividend yield and the duration of the options being valued. Based on the Black-Scholes value (and adjustments reflecting the fact that, unlike stock options, shares of restricted stock have intrinsic value if the stock price decreases after the grant date) for each option grant and the recent trading price of our common stock, we will determine an exchange ratio for each class of outstanding options that is intended to deliver restricted shares with a value approximately equal to that of the options being replaced.

     In determining the exchange ratios, the Black-Scholes valuation factors (except for the current market price of ARRIS common stock) were based on information available as of April 10, 2003. Because the Exchange Program will not begin until June 2003, we have elected to have our valuation methodology take into account changes in our stock price that occur between April 10, 2003, and the time at which the

Exchange Program is commenced. We have relied on Frederic W. Cook & Co., a nationally recognized independent compensation-consulting firm, in determining the design of the Exchange Program and the appropriate option values and exchange ratios based on their recommended valuation methodology described above combined with other methodologies that are appropriate.

     Using the valuation methodology described above, and the table below, we will determine the actual exchange ratios to be used in the Exchange Program based on the fair market value of our common stock before the time the exchange offer is commenced. For such purpose, the fair market value of our common stock will be the average of the closing prices of the common stock over a period of 10 consecutive trading days ending immediately prior to the commencement of the Exchange Program (the "Current Stock Price").

     We have set forth in the following table the exchange ratios that we will use for the program based on Current Stock Prices of $2.00, $3.00, $4.00, $5.00, $6.00 and $7.00 per share. The actual exchange ratios will be determined by the Compensation Committee at the time of the Exchange Program, but will not be more favorable than the terms set forth below. If the exchange ratio for an option is denoted as "n/a," such option will not be eligible for the exchange program because of a significant increase in the fair market value of our common stock. The determination to commence the Exchange Program and the precise timing and terms of the Exchange Program (but with terms no more favorable than those described herein) remain in the discretion of the Compensation Committee of the Board of Directors.

                                    EXCHANGE RATIOS FOR A CURRENT STOCK PRICE OF
CURRENT                 ---------------------------------------------------------------------
EXERCISE PRICE            $2.00       $3.00       $4.00       $5.00       $6.00       $7.00
--------------          ---------   ---------   ---------   ---------   ---------   ---------
$6.00 to $6.99........  4.50 to 1   3.50 to 1         n/a         n/a         n/a         n/a
$7.00 to $7.99........  4.50 to 1   3.50 to 1         n/a         n/a         n/a         n/a
$8.00 to $8.99........  4.75 to 1   3.50 to 1   3.00 to 1   2.75 to 1         n/a         n/a
$9.00 to $9.99........  5.25 to 1   4.00 to 1   3.25 to 1   3.00 to 1   2.75 to 1         n/a
$10.00 and
  Higher(1)...........  5.50 to 1   4.00 to 1   3.50 to 1   3.00 to 1   2.75 to 1   2.50 to 1

---------------

(1) On August 6, 2001, truncated stock options, which are linked to previously outstanding stock options with exercise prices $15.00 and higher, were granted at an exercise price of $10.20 per share. These options expire shortly after the price of a share of common stock reaches the exercise price of the original linked options. As a condition of the exchange, participants will be asked to voluntarily surrender their truncated options and the original linked options, and receive a number of restricted shares based on the number of truncated options held only. Since the economic effect to an optionee holding a truncated option when combined with the original linked option is similar to holding an option at $10.20 per share with no early expiration for stock price movement, it would be inappropriate to apply the exchange rate to the number of options covered by both the truncated and original option.

     If the actual Current Stock Price is below $2.00 per share, the exchange ratios will be increased appropriately using the same valuation methodology described above. Our Board of Directors has determined that the Exchange Program will be cancelled in its entirety if the Current Stock Price is greater than $7.25 per share.

     Regardless of the final exchange ratios, to participate in the program, an employee must voluntarily surrender all outstanding options above the designated exercise price threshold.

     Grants of Restricted Stock. Under the Exchange Program, eligible employees may make a one-time election to return for cancellation all of their eligible stock options in exchange for proportionally fewer shares of restricted stock. These new grants of restricted stock will be effective as of the first business day after the final day of the Exchange Program. Regardless of the plan under which eligible options were originally granted, the shares of restricted stock issued under the Exchange Program will be granted under the 2001 Stock Incentive Plan and the 2002 Stock Incentive Plan. We do not currently grant awards under any of the stock option plans other than the 2001 Stock Incentive Plan and the 2002 Stock Incentive Plan; therefore, with the exception of these two plans, the shares of common stock underlying options surrendered in the

Exchange Program will be cancelled and will not be available for future grants under the plan from which they were initially issued.

     Vesting of Restricted Stock Awards. Regardless of the class of option surrendered in the exchange and subject to the employee's continued employment with us, all new restricted stock awards will vest one-fourth per year beginning on the one-year anniversary of the date of grant. When a share of restricted stock vests, the share becomes non-forfeitable and freely tradable, subject to applicable securities laws. The vesting schedule for the restricted stock will not take into account the extent that exchanged options were already vested, nor will it give credit for prior service with ARRIS or its subsidiaries. However, if an employee dies or is terminated without cause his or her vested shares will be a minimum of one-fourth.

     Implementation of the Exchange Program. If this proposal is approved by stockholders, we expect to offer to eligible employees the opportunity to participate in the Exchange Program in June 2003. Employees will be given an election period (a minimum of 20 business days) in which to accept the offer to surrender all of their eligible options in exchange for new restricted stock awards. All of the eligible options of participating employees will be cancelled on the last day of the election period, which we expect to be in July 2003. The restricted stock will be granted on the first business day after the end of the election period. If circumstances change prior to the implementation of the Exchange Program, our Board of Directors will have the authority, in its discretion, to terminate or postpone the Exchange Program until the 2004 annual meeting of the Company's stockholders.

     Accounting Treatment. Under current APB 25 accounting rules, we will be required to record a fixed compensation expense on our statement of operations equal to the fair market value of the shares of restricted stock granted in the Exchange Program. This cost generally will be amortized over the four-year vesting period for these shares. Any eligible options that are not surrendered for exchange will, as of the end of the election period, become subject to variable accounting (i.e., the accounting charge will vary in accordance with the market price of the common stock) until such options are exercised, forfeited or expire unexercised.

     We are aware that accounting standards in this area may change prior to the commencement of the Exchange Program or the issuance of the new shares of restricted stock. As a result, we may not realize the intended accounting treatment, we may modify the Exchange Program as necessary to ensure the same accounting treatment or we may terminate the Exchange Program if the desired accounting treatment cannot be obtained.

     U.S. Federal Income Tax Consequences. The Exchange Program is intended to be treated as a non-taxable exchange for U.S. federal income tax purposes. Therefore, participating employees are not expected to recognize any income for U.S. federal income tax purposes upon the grant of the new restricted stock awards.

     International Tax Consequences. The Exchange Program will be offered on a worldwide basis and, therefore, participants residing outside of the U.S. may be subject to laws other than those of this country. The international tax implications of the Exchange Program are not discussed in this proxy statement. Employees will be urged to consult local tax advisers with respect to the international tax consequences.

     Maximum Participation. Because the decision whether to participate in the Exchange Program will be completely voluntary, we are not able to predict which eligible employees will participate, if any. As previously stated, our Board of Directors and our five most highly compensated executive officers in fiscal 2002 are not eligible to participate in the Exchange Program. The following table indicates the maximum number of options that are eligible for exchange through the Exchange Program and the maximum number of shares of restricted stock that could be granted at the exchange ratios based on a $4.00 per share Current Stock Price, assuming all of the eligible employees within the indicated groups elect to participate in the Exchange Program.

                 MAXIMUM PARTICIPATION IN THE EXCHANGE PROGRAM

                                                      MAXIMUM NUMBER
                                                    OF SHARES OF STOCK
                                                    UNDERLYING ELIGIBLE       MAXIMUM NUMBER
                                                    OPTIONS THAT COULD     OF RESTRICTED SHARES
NAME                                                   BE EXCHANGED           TO BE GRANTED
----                                               ---------------------   --------------------
All executive officers (other than the ineligible
  executive officers) as a group.................          535,167                145,687
All employees (other than executive officers) as
  a group........................................        6,627,630              1,848,419

     Effect on Stockholders. We are not able to predict with certainty the impact the Exchange Program will have on our stockholders because we are unable to predict how many employees will exchange their options or what the future market price of our common stock will be. There is a risk that employees will not view the Exchange Program as a sufficient incentive to motivate and retain them as employees. If all eligible employees were to surrender all of their eligible options, however, at an exchange ratio based on a $4.00 per share Current Stock Price, then after the completion of the Exchange Program we would have 5,168,691 fewer stock-based awards outstanding (including stock options and restricted stock grants) after the exchange is completed, and outstanding stock-based awards would equal approximately 10.6% of our shares outstanding on a fully diluted basis, in comparison to 16.3% as of April 10, 2003.

PROPOSED PLAN AMENDMENTS

     Five of our equity incentive plans must be amended in order to implement the Exchange Program.

     The 2001 Stock Incentive Plan, the ANTEC Corporation 2000 Stock Incentive Plan, the ANTEC Corporation 2000 Mid-Level Stock Option Plan, the ANTEC Corporation 1997 Stock Incentive Plan, and the ANTEC Ltd. 1993 Employee Stock Incentive Plan do not specifically permit the cancellation of an outstanding stock option in exchange for the issuance of a replacement equity award. In addition, the 2001 Stock Incentive Plan prohibits the repricing of options by amendment, substitution or cancellation and regrant without stockholder approval. Consequently, we are asking our stockholders to approve amending each of these plans to specifically allow us to offer the Exchange Program on a one-time basis.

     The proposed amendments also affirmatively prohibit any other future direct or indirect repricing of options granted under each of the plans without prior stockholder approval. Additionally, for each of the plans other than the 2001 Stock Incentive Plan, the applicable amendment provides that the shares underlying options surrendered pursuant to the Exchange Program will not be available for future grants under the applicable plan.

SUMMARY OF THE PLANS AS PROPOSED TO BE AMENDED

     A summary of each of the plans, as proposed to be amended and restated is set forth below. These summaries are qualified in entirety by reference to the text of the proposed amendments to each of the plans, which are attached to this proxy statement in Appendix B, and the full text of each relevant plan, which are attached to this proxy statement in Appendix C.

  ANTEC LTD. 1993 EMPLOYEE STOCK INCENTIVE PLAN

     The ANTEC Ltd. 1993 Employee Stock Incentive Plan was approved by the Board of Directors in 1993 to facilitate the hiring, retention and continued motivation of key employees and consultants and to align more closely their interests with those of ANTEC and its stockholders. This plan provided for the grant of non-qualified stock options, incentive stock options, stock grants, restricted stock, stock appreciation rights, performance shares and units and dividend equivalent rights. A total of 1,925,000 shares of ANTEC common stock were reserved for issuance this plan. In 1996, an amendment to this plan was approved to increase the number of shares of ANTEC common stock that may be issued pursuant to the plan from 1,925,000 shares to

3,225,000 shares. No new stock options or other awards were granted under this plan following the completion of the reorganization of ANTEC Corporation into ARRIS in August 2001. Awards then outstanding under this plan were converted into awards for shares of ARRIS common stock.

  ANTEC CORPORATION 1997 STOCK INCENTIVE PLAN

     The ANTEC Corporation 1997 Stock Incentive Plan was approved by the Board of Directors in 1997 to facilitate the hiring, retention and continued motivation of key employees, consultants and directors, and to align more closely their interests with those of ANTEC Corporation and its stockholders. Awards under this plan were in the form of incentive stock options, non-qualified stock options, stock grants, stock units, restricted stock, stock appreciation rights, performance shares and units, dividend equivalent rights and reload options. A total of 3,750,000 shares of common stock were originally reserved for issuance under this plan. No new stock options or other awards were granted under this plan following the completion of the reorganization of ANTEC Corporation into ARRIS in August 2001. Awards then outstanding under this plan were converted into awards for shares of ARRIS common stock.

  ANTEC CORPORATION 2000 MID-LEVEL STOCK OPTION PLAN

     The ANTEC Corporation 2000 Mid-Level Stock Option Plan was approved by the Board of Directors in 2000 to facilitate the retention and continued motivation of key mid-level employees and to align more closely their interests with those of ANTEC Corporation and its stockholders. This plan provided for the grant of non-qualified stock options, with a total of 500,000 shares of common stock originally reserved for issuance. No options were granted under this plan after the date of the 2000 annual meeting of stockholders. Upon the completion of the reorganization of ANTEC Corporation into ARRIS in August 2001, outstanding awards were converted into awards for shares of ARRIS common stock.

  ANTEC CORPORATION 2000 STOCK INCENTIVE PLAN

     The ANTEC Corporation 2000 Stock Incentive Plan was approved by the Board of Directors in 2000 to facilitate the retention and continued motivation of key employees, consultants and directors, and to align more closely their interests with those of ANTEC Corporation and its stockholders. This plan provided for the grant of incentive stock options, non-qualified stock options, stock grants, stock units, restricted stock, stock appreciation rights, performance shares and units, dividend equivalent rights and reload options. A total of 2,500,000 shares of common stock were originally reserved for issuance under this plan. No new stock options or other awards were allowed under this plan following the completion of the reorganization of ANTEC Corporation into ARRIS in August 2001. Awards then outstanding under this plan were converted into awards for shares of ARRIS common stock.

  2001 STOCK INCENTIVE PLAN

     Purpose. The purpose of the 2001 Stock Incentive Plan is to facilitate the hiring, retention and continued motivation of key employees, consultants and directors while aligning more closely the interests of the plan participants with those of ARRIS and its stockholders. The effective date of the plan was August 3, 2001, the date the plan, as well as the reorganization of ANTEC Corporation as a wholly owned subsidiary of ARRIS, was approved by the stockholders of ANTEC Corporation. Prior to completion of the reorganization, the Plan was known as the Broadband Parent Corporation 2001 Stock Incentive Plan.

     Participation. As of April 10, 2003, there were approximately 749 employees who held outstanding awards under the 2001 Stock Incentive Plan. As of April 10, 2003, there were approximately 8,505,834 shares of common stock subject to outstanding awards, and approximately 1,074,166 shares of common stock reserved and available for future awards under the 2001 Stock Incentive Plan.

     Administration. The 2001 Stock Incentive Plan is administered by the Compensation Committee of our Board of Directors, such other board committee as the Board may designate or the Board of Directors itself. The Compensation Committee has the sole authority to designate participants and to determine the type, terms and conditions of awards to be granted.

     Permissible Awards. The 2001 Stock Incentive Plan authorizes the granting of awards in the form of incentive stock options, non-qualified stock options, stock grants, stock units, restricted stock, stock appreciation rights, performance shares and units, dividend equivalent rights and reload options.

     Adjustments. In the event of a merger, reorganization, recapitalization, stock dividend, stock split or other change in corporate structure affecting our common stock, our Compensation Committee may make adjustments in the number of shares reserved for issuance under the 2001 Stock Incentive Plan and the number of shares and the purchase price for shares under any outstanding awards.

     Limitations on Awards. The exercise price of any option or stock appreciation right cannot be less than the fair market value of the corresponding number of shares as of the date of grant, provided that up to 10% of the shares provided by the plan may be granted under options or stock appreciation rights that have exercise prices that are not less than 85% of the fair market value of the corresponding number of shares as of the date of grant, and provided further that options or stock appreciation rights replacing options or rights not granted by the Company may have exercise prices that, in the judgment of the Compensation Committee, result in options or rights comparable in value to those being replaced. No more than 25% of shares granted under the 2001 Stock Incentive Plan may be awarded in a form other than options or stock appreciation rights. No person may be granted, in any period of two consecutive calendar years, awards under the 2001 Stock Incentive Plan covering more than 750,000 shares of ARRIS common stock. In addition, no option may be repriced by amendment, substitution or cancellation and regrant, unless authorized by the stockholders.

     Termination and Amendment. Our Board of Directors or Compensation Committee may, from time to time, suspend, terminate, revise or amend the 2001 Stock Incentive Plan or terms of any grant without stockholder approval, but only to the extent that such revision or amendment does not change the number of shares covered by or specified in the plan, change the restrictions described in "Limitations on Awards" above, or expand those eligible for grants under the plan.

  U.S. FEDERAL INCOME TAX CONSEQUENCES

     Nonqualified Stock Options. There will be no federal income tax consequences to the optionee or to ARRIS upon the grant of a nonqualified stock option under the 2001 Stock Incentive Plan. When the optionee exercises a non-qualified option, however, he or she will realize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the exercise price, and we will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

     Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to ARRIS upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee's alternative minimum taxable income.

     Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under
Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

     Performance Awards. A participant generally will not recognize income, and we will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the participant receives or has the right to receive payment of cash or shares under the performance award, the cash amount of the fair market value of the shares of stock will be ordinary income to the participant, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).

AWARDS TO NAMED EXECUTIVE OFFICERS AND OTHERS

     Except as shown in the table on page 24 with respect to the maximum number of shares that may be issued in the Exchange Program, any future awards under the 2001 Stock Incentive Plan will be made at the discretion of our Compensation Committee. Consequently, we cannot determine, with respect to any particular person or group, either the benefits or amounts that will be received in the future pursuant to the 2001 Stock Incentive Plan. As previously stated, the Exchange Program will not be open to members of our Board of Directors or our five most highly compensated executive officers listed in this proxy statement.

EQUITY COMPENSATION PLAN INFORMATION

     Information about the common stock that may be issued under all of our existing equity compensation plans is set forth under the caption "Equity Compensation Plan Information" elsewhere in this proxy statement.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the rules of the Securities and Exchange Commission, the Company is required to report, based upon its review of copies of reports to the Securities and Exchange Commission about ownership of and transactions in its stock furnished to the Company and representations of its directors and officers about such ownership, that for 2002, a report to be filed on Form 3 was filed late by Mr. Harry L. Bosco.

                      INDEPENDENT AUDITORS AND THEIR FEES

     The Audit Committee has selected Ernst & Young LLP as independent auditors of the Company for 2003. Representatives of Ernst & Young LLP, who are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and to respond to appropriate questions asked by stockholders.

AUDIT FEES

     Fees for audit services totaled $890,938 and $970,800 in 2002 and 2001, respectively, and include fees associated with the annual audits, the reviews of the Company's quarterly reports on Form 10-Q, other SEC filings, and audit consultations.

AUDIT-RELATED FEES

     Fees for audit-related services totaled $230,813 and $110,000 in 2002 and 2001, respectively. Audit-related services include due diligence in connection with acquisitions, audits in connection with benefit plans, and audits in connection with consummated acquisitions.

TAX FEES

     Fees for tax services including tax compliance, tax advice and tax planning totaled $580,249 and $882,575 in 2002 and 2001, respectively.

ALL OTHER FEES

     Fees for all other services not included above totaled $96,500 and $0 for 2002 and 2001, respectively, primarily related to advisory services requested by the Company. The Audit Committee believes that such non-audit services are compatible with maintaining the principal accountant's independence.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be present at the 2004 Annual Meeting of Stockholders must be received by the Company at its principal offices by December 15, 2003 in order to be considered for inclusion in the Company's Proxy Statement and Proxy relating to the 2004 Annual Meeting of Stockholders.

                                   CONCLUSION

     The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Lawrence A. Margolis
                                          Lawrence A. Margolis, Secretary

April 22, 2003

                                                                      APPENDIX A

                               ARRIS GROUP, INC.

                    EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

           (REFLECTING AMENDMENT PROPOSED FOR STOCKHOLDER APPROVAL AT
              THE ARRIS GROUP 2003 ANNUAL MEETING OF STOCKHOLDERS)

1.  PURPOSE

     The purpose of the Employee Stock Purchase Plan (the "Plan") of Broadband Parent Corporation (the "Company") is to furnish to eligible employees an incentive to advance the best interests of the Company by providing a method whereby they voluntarily may purchase shares of Common Stock, $.0l par value, of the Company ("Common Stock") at a favorable price and upon favorable terms.

2.  ELIGIBILITY

     All employees of the Company and those of any present or future direct or indirect subsidiary of the Company, except for employees whose customary employment is 20 hours or less per week, shall be eligible to participate in the Plan; provided, however, no option shall be granted to an employee if such employee, immediately after the option is granted, owns stock (as defined by Sections 423(b) (3) and 425(d) of the Internal Revenue Code of 1986, as amended (the "Code")) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of a subsidiary. No option shall be granted to any executive officer who is a highly compensated employee (within the meaning of Section 414 (q) of the Code) of the Company or any of its principal subsidiaries unless the Committee for administration of the Plan shall otherwise provide. No option shall be granted to any employee where, in the judgment of the Compensation Committee of the Board of Directors of the Company, such grant would be unlawful or impractical under the laws of any local or foreign jurisdiction, provided, however, that such decision not to grant an option would not otherwise violate Section 423 of the Code.

3.  STOCK SUBJECT OF THE PLAN

     Subject to the provisions of paragraph 10, the stock which may be sold pursuant to options under the Plan shall not exceed in the aggregate 1,800,000 shares of the authorized Common stock of the Company (the "Shares"). The Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. Options issued under the Plan will reduce the number of Shares available under the Plan by the number of Shares subject to the issued option. If unexercised options expire or terminate for any reason, in whole or in part, the number of Shares subject to the unexercised portion of such options will be available again for issuance under the Plan.

4.  GRANT OF OPTIONS

     (a) General statement; "date of grant"; "option period"; "date of exercise." Following the effective date of the Plan and continuing while the Plan remains in force, the Company will offer options under the Plan to all eligible employees to purchase shares of Common Stock. These options shall be granted twice each year on a date to be determined by the Committee for administration of the Plan (each of which dates is hereinafter referred to as "date of grant"). The term of each option is 6 months (the "option period") ending on the last day of the option period (each of which dates is hereinafter referred to as "date of exercise"). The number of shares subject to each option shall be the quotient of the payroll deductions authorized by each participant in accordance with subparagraph (b) extended for the option period divided by 85% of the fair market value of the Common Stock on the date of grant, as defined by subparagraph 5(b), rounded down to the closest whole number.

     (b) Election to participate: payroll deduction authorization. Except a provided in subparagraph (f), an eligible employee may participate in the Plan only by means of payroll deduction. Each eligible employee who elects to participate in the Plan shall deliver to the Company during the calendar month next preceding a date of grant a written payroll deduction authorization in a form prepared by the Company whereby the employee gives notice of the employee's election to participate in the Plan as of the next following date of grant, and whereby the employee designates a stated amount to be deducted from the employee's compensation on each payday during the option period and paid into the Plan for the employee's account. The stated amount may not be less than a sum which will result in the payment into the Plan of at least $2.00 each payday or such different amount not to exceed $5.00 per payday as the Committee for administration of the Plan may select. The stated amount may not exceed either of the following: (i) 10% (or such other percentage as the Committee for administration of the Plan may specify) of the amount of "eligible compensation" ( as defined in subparagraph (d) from which the deduction is made); or (ii) an amount which will result in noncompliance with the $25,000 limitation stated in subparagraph (e).

     (c) Changes in payroll authorization. The payroll deduction authorization referred to in subparagraph (b) may not be changed during the option period.

     (d) "Eligible compensation" defined. The term "eligible compensation" means regular rate of pay on the date of grant. In the case of salespeople, regular rate of pay includes regular commissions. "Eligible compensation" does not include management incentives and bonuses, overtime, extended work-week premiums, or other special payments, fees, or allowances.

     (e) $25,000 limitation. No employee shall be permitted to purchase stock under the Plan or under any other employee stock purchase plan of the Company or of any of its subsidiaries or related corporations at a rate which exceeds $25,000 in fair market value of stock (determined at the time the option is granted) for each calendar year in which any such option granted to such employee is outstanding at any time.

     (f) Leaves of absence. During leaves of absence approved by the Company and meeting the requirements of Regulation l.421-7(h)(2) of the Internal Revenue Service, a participant may continue participation in the Plan by cash payments to the Company on the participant's normal paydays equal to the reduction in the participant's payroll deductions caused by such leave.

5.  EXERCISE OF OPTIONS

     (a) General statement. Each eligible employee who is a participant in the Plan automatically and without any act on the employee's part will be deemed to have exercised the employee's option on each date of exercise to the extent that the balance then in the employee's account under the Plan is sufficient to purchase at the "option price" (as defined in subparagraph (b)) whole shares of the Company's stock subject to the employee's option. Any balance remaining in the employee's account after payment of the purchase price of those whole shares shall be refunded to the employee promptly.

     (b) "Option price" defined. The option price per share shall be a sum equal to 85% of the fair market value of the Company's stock subject to the Plan on the date of exercise or on the date of grant, whichever amount is lesser. Fair market value of the Company's stock on the date of exercise or, as the case may be, on the date of grant, shall be the per share price of the last sale of such stock prior to such date as reported by NASDAQ or, if listed on a United States stock exchange, as reported in the composite transactions for the principal such exchange on which the common stock is traded, or if such stock has been the subject of a public offering, the preceding trading day, the initial per share public offering price.

     (c) Delivery of share certificates. The Company will deliver to each optionee a certificate issued in the optionee' s name for the number of shares with respect to which the optionee"s option was exercised and for which the optionee has paid the option price. The certificate will be delivered as soon as practicable following the date of exercise. In the event the Company is required to obtain from any commission or agency authority to issue any such certificate, the Company will seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any participant in the Plan except to return to the optionee the amount of the balance in the optionee's account.

6.  WITHDRAWAL FROM THE PLAN

     (a) General statement. Any participant may withdraw in whole from the Plan at any time. A participant who wishes to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form prepared by the Company. The Company, promptly following the time when the notice of withdrawal is delivered, will refund to the participant the amount of the balance in the participant's account under the Plan; and thereupon, automatically and without any further act on the participant's part, the participant's payroll deduction authorization, the participant's interest in the Plan, and the participant's option under the Plan shall terminate.

     (b) Eligibility following withdrawal. A participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the option period during which the participant withdrew.

7.  TERMINATION OF EMPLOYMENT

     (a) Termination of employment other than by retirement or death. If the employment of a participant terminates other than by retirement or death, the participant's interest in the Plan automatically and without any act on the participant's part shall terminate as of the date of the termination of the participant's employment. The Company promptly will refund to the participant the amount of the balance in the participant's account under the Plan, and thereupon the participant's interest in the Plan and option under the Plan shall terminate.

     (b) Termination by retirement. A participant who retires on the participant's normal retirement date, or earlier or later with the consent of the Company, may, at the participant's election, either (i) by written notice to the Company exercise the participant's option as of the participant's retirement date, in which event the Company shall apply the balance in the participant's account under the Plan to the purchase at the option price of whole shares of the Company's stock and refund the excess, if any, or (ii) by written notice to the Company request payment of the balance in the participant's account under the Plan, in which event the Company promptly shall make such payment, and thereupon the participant's interest in the Plan and the participant's option under the Plan shall terminate, If the participant elects to exercise the participant's option, the date of the participant's retirement shall be deemed to be a date of exercise for the purpose of computing the amount of the purchase price of the Company's stock.

     (c) Termination by death. If the employment of a participant is terminated by the participant's death, the executor of the participant's will or the administrator of the participant's estate by written notice to the Company may either (i) exercise the participant's option as of the date of the participant's death, in which event the Company shall apply the balance in the participant's account under the Plan to the purchase at the option price of whole shares of the Company's stock and refund the excess, if any, or (ii) request payment of the balance in the participant's account under the Plan, in which event the Company promptly shall make such payment, and thereupon the participant's interest in the Plan and the participant's interest in the participant's option under the Plan shall terminate, If the option is exercised, the date of the participant's death shall be deemed to be a date of exercise for the purpose of computing the amount of the purchase price of the Company's stock. If the Company does not receive such notice within 90 days of the participant's death, the participant's representative shall be conclusively presumed to have elected alternative (ii) and requested the payment of the balance of the participant's account.

8.  RESTRICTION UPON ASSIGNMENT

     An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by optionee. An option may not be exercised to any extent except by the Optionee. The Company will not recognize and shall be under no duty to recognize assignment or purported assignment by an optionee of an option or of any rights under an option.

9.  NO RIGHTS OF STOCKHOLDER UNTIL CERTIFICATE ISSUED

     With respect to shares subject to an option, an optionee shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder. An optionee shall have the rights and privileges of a stockholder when, but not until, a certificate for shares has been issued to the optionee following exercise of an option.

10.  CHANGES IN STOCK ADJUSTMENTS

     Whenever any change is made in the stock subject to the Plan to options outstanding under the Plan, by reason of stock dividend on such stock or by reason of subdivision, combinations, or reclassification of shares of such stock, appropriate action will be taken by the Committee for administration of the Plan to adjust accordingly the number of shares subject to the Plan and the number and option price of shares subject to options outstanding under the Plan.

11.  USE OF FUNDS; NO INTEREST PAID

     All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose.

     No interest will be paid or credited to any participant under the Plan.

12.  AMENDMENT OF THE PLAN

     The Board of Directors or the Committee for administration of the Plan may from time to time suspend, terminate, revise or amend the Plan in any respect whatsoever except that, without the approval of stockholders of the Company, no such revision or amendment may increase the number of shares subject to the Plan, reduce the exercise price below that provided in the Plan, or cause the Plan not to be in conformance with the requirements of Section 423 of the Code. No suspension, discontinuation, revision or amendment may adversely affect any award theretofore made, without the consent of the optionee, unless necessary to comply with applicable law.

     Any reference to any Section or provision of the Code shall include any successor provision thereto.

13.  ADMINISTRATION BY COMMITTEE; RULES AND REGULATIONS

     The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, which shall be composed of not less than two directors of the Company, none of whom shall be eligible to serve on the Committee unless such person is then a Non-Employee Director within the meaning of the rules adopted by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, if and as such rules are then in effect. Each member shall serve for a term commencing on a date specified by the Board of Directors and continuing until such member dies or resigns or is removed from office by the Board of Directors.

     The Committee shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan.

14.  EFFECTIVE DATE

     The effective date of the Plan shall be the date it is approved by the stockholders of ANTEC Corporation at a special meeting at which the reorganization of ANTEC Corporation as a wholly owned subsidiary of the Company is also approved.

                                                                      APPENDIX B

                                  BENEFIT PLAN

                                   AMENDMENTS

                              AMENDMENT NUMBER TWO
                                     TO THE
                                   ANTEC LTD.
                       1993 EMPLOYEE STOCK INCENTIVE PLAN

     WHEREAS, pursuant to Section 6 of the ANTEC LTD. 1993 Employee Stock Incentive Plan, as amended (the "Plan"), the Board of Directors or the Compensation Committee has the right to amend the Plan, with the approval of the stockholders of the Company where necessary; and

     WHEREAS, the Compensation Committee has approved amendments to the Plan as necessary or appropriate to effectuate a program to offer employees an opportunity to exchange outstanding stock options under various option plans of the Company and its subsidiaries for a lesser number of restricted shares to be granted under the ARRIS Group 2001 Stock Incentive Plan and the ARRIS Group 2002 Stock Incentive Plan, for the purpose of motivating and retaining employees;

     NOW, THEREFORE, the Committee hereby amends the Plan as follows, subject to and effective as of the date of stockholder approval:

          1. Section 6 of the Plan is amended to add the following language after the last sentence of such Section 6:

             "In addition, no amendment may, without the approval of the stockholders of the Company, reduce, directly or indirectly, the exercise price of an outstanding option grant, whether through direct amendment to the exercise price, through cancellation and replacement of the option grant, or otherwise (modification of the exercise price pursuant to Section 3 will not be considered an amendment for purposes of this Section). Notwithstanding the foregoing, the Company may effect a one-time exchange offer to be commenced in the discretion of the Company no sooner than June 12, 2003 and no later than the 2004 annual meeting of the Company's stockholders, upon the terms and conditions described in the Company's proxy statement for the 2003 annual meeting of the Company's stockholders and in a Schedule TO to be filed with the Securities and Exchange Commission, as the same may be amended (the "2003 Exchange Offer"). Upon surrender of option grants under the Plan pursuant to the 2003 Exchange Offer, the underlying shares shall not be available for future grants under the Plan."

                              AMENDMENT NUMBER ONE
                                     TO THE
                  ANTEC CORPORATION 1997 STOCK INCENTIVE PLAN

     WHEREAS, pursuant to Section 6 of the ANTEC Corporation 1997 Stock Incentive Plan (the "Plan"), the Board of Directors or the Compensation Committee has the right to amend the Plan, with the approval of the stockholders of the Company where necessary; and

     WHEREAS, the Compensation Committee has approved amendments to the Plan as necessary or appropriate to effectuate a program to offer employees an opportunity to exchange outstanding stock options under various option plans of the Company and its subsidiaries for a lesser number of restricted shares to be granted under the ARRIS Group 2001 Stock Incentive Plan and the ARRIS Group 2002 Stock Incentive Plan, for the purpose of motivating and retaining employees;

     NOW, THEREFORE, the Committee hereby amends the Plan as follows, subject to and effective as of the date of stockholder approval:

          1. Section 6 of the Plan is amended to add the following language after the last sentence of such Section 6:

             "In addition, no amendment may, without the approval of the stockholders of the Company, reduce, directly or indirectly, the exercise price of an outstanding option grant, whether through direct amendment to the exercise price, through cancellation and replacement of the option grant, or otherwise (modification of the exercise price pursuant to Section 3 will not be considered an amendment for purposes of this Section). Notwithstanding the foregoing, the Company may effect a one-time exchange offer to be commenced in the discretion of the Company no sooner than June 12, 2003 and no later than the 2004 annual meeting of the Company's stockholders, upon the terms and conditions described in the Company's proxy statement for the 2003 annual meeting of the Company's stockholders and in a Schedule TO to be filed with the Securities and Exchange Commission, as the same may be amended (the "2003 Exchange Offer"). Upon surrender of option grants under the Plan pursuant to the 2003 Exchange Offer, the underlying shares shall not be available for future grants under the Plan."

                              AMENDMENT NUMBER ONE
                                     TO THE
                               ANTEC CORPORATION
                        2000 MID-LEVEL STOCK OPTION PLAN

     WHEREAS, pursuant to Section 6 of the ANTEC Corporation 2000 Mid-Level Stock Option Plan (the "Plan"), the Board of Directors or the Compensation Committee has the right to amend the Plan, with the approval of the stockholders of the Company where necessary; and

     WHEREAS, the Compensation Committee has approved amendments to the Plan as necessary or appropriate to effectuate a program to offer employees an opportunity to exchange outstanding stock options under various option plans of the Company and its subsidiaries for a lesser number of restricted shares to be granted under the ARRIS Group 2001 Stock Incentive Plan and the ARRIS Group 2002 Stock Incentive Plan, for the purpose of motivating and retaining employees;

     NOW, THEREFORE, the Committee hereby amends the Plan as follows, subject to and effective as of the date of stockholder approval:

          1. Section 6 of the Plan is amended to add the following language after the last sentence of such Section 6:

             "In addition, no amendment may, without the approval of the stockholders of the Company, reduce, directly or indirectly, the exercise price of an outstanding option grant, whether through direct amendment to the exercise price, through cancellation and replacement of the option grant, or otherwise (modification of the exercise price pursuant to Section 3 will not be considered an amendment for purposes of this Section). Notwithstanding the foregoing, the Company may effect a one-time exchange offer to be commenced in the discretion of the Company no sooner than June 12, 2003 and no later than the 2004 annual meeting of the Company's stockholders, upon the terms and conditions described in the Company's proxy statement for the 2003 annual meeting of the Company's stockholders and in a Schedule TO to be filed with the Securities and Exchange Commission, as the same may be amended (the "2003 Exchange Offer"). Upon surrender of option grants under the Plan pursuant to the 2003 Exchange Offer, the underlying shares shall not be available for future grants under the Plan."

                              AMENDMENT NUMBER ONE
                                     TO THE
                               ANTEC CORPORATION
                           2000 STOCK INCENTIVE PLAN

     WHEREAS, pursuant to Section 6 of the ANTEC Corporation 2000 Stock Incentive Plan (the "Plan"), the Board of Directors or the Compensation Committee has the right to amend the Plan, with the approval of the stockholders of the Company where necessary; and

     WHEREAS, the Compensation Committee has approved amendments to the Plan as necessary or appropriate to effectuate a program to offer employees an opportunity to exchange outstanding stock options under various option plans of the Company and its subsidiaries for a lesser number of restricted shares to be granted under the ARRIS Group 2001 Stock Incentive Plan and the ARRIS Group 2002 Stock Incentive Plan, for the purpose of motivating and retaining employees;

     NOW, THEREFORE, the Committee hereby amends the Plan as follows, subject to and effective as of the date of stockholder approval:

          1. Section 6 of the Plan is amended to add the following language after the last sentence of such Section 6:

             "Notwithstanding the foregoing, the Company may effect a one-time exchange offer to be commenced in the discretion of the Company no sooner than June 12, 2003 and no later than the 2004 annual meeting of the Company's stockholders, upon the terms and conditions described in the Company's proxy statement for the 2003 annual meeting of the Company's stockholders and in a Schedule TO to be filed with the Securities and Exchange Commission, as the same may be amended (the "2003 Exchange Offer"). Upon surrender of option grants under the Plan pursuant to the 2003 Exchange Offer, the underlying shares shall not be available for future grants under the Plan."

                              AMENDMENT NUMBER ONE
                                     TO THE
                               ARRIS GROUP, INC.
                           2001 STOCK INCENTIVE PLAN

     WHEREAS, pursuant to Section 6 of the ARRIS Group 2001 Stock Incentive Plan (the "Plan"), the Board of Directors or the Compensation Committee has the right to amend the Plan, with the approval of the stockholders of the Company where necessary;

     WHEREAS, the Compensation Committee has approved amendments to the Plan as necessary or appropriate to effectuate a program to offer employees an opportunity to exchange outstanding stock options under various option plans of the Company and its subsidiaries for a lesser number of restricted shares to be granted under the Plan and the ARRIS Group 2002 Stock Incentive Plan, for the purpose of motivating and retaining employees (the "2003 Exchange Offer"); and

     WHEREAS, in order to effectuate the 2003 Exchange Offer, the Committee deems it to be appropriate to amend the Plan, subject to the approval of the stockholders of the Company, to permit the surrender of outstanding options in exchange for an award of a lesser number of restricted shares in accordance with the 2003 Exchange Offer;

     NOW, THEREFORE, the Committee hereby amends the Plan as follows, subject to and effective as of the date of stockholder approval:

          1. Section 6 of the Plan is amended to add the following language after the last sentence of such Section 6:

             "Notwithstanding the foregoing, the Company may effect a one-time exchange offer to be commenced in the discretion of the Company no sooner than June 12, 2003 and no later than the 2004 annual meeting of the Company's stockholders, upon the terms and conditions described in the Company's proxy statement for the 2003 annual meeting of the Company's stockholders and in a Schedule TO to be filed with the Securities and Exchange Commission, as the same may be amended (the "2003 Exchange Offer")."

                                                                      APPENDIX C

                                   ANTEC LTD.

                         EMPLOYEE STOCK INCENTIVE PLAN
                      (REFLECTING AMENDMENTS THROUGH 1996)

     1. Purpose and Effective Date. ANTEC Ltd. (the "Company") has established this Employee Stock Incentive Plan (the "Plan") to facilitate the hiring, retention and continued motivation of key employees and to align more closely their interests with those of the Company and its stockholders. The effective date of the Plan shall be June 1, 1993.

     2. Administration. The Plan shall be administered by the Compensation Committee of the Company's Board of Directors or such other Board committee as the Board may designate, provided that any committee administering the Plan shall be comprised of directors who are "disinterested" as provided by the regulations of the Securities and Exchange Commission (the "Committee"). The Committee may delegate all or any portion of its powers and responsibilities under the Plan to one or more officers or directors of the Company to the extent that such powers and responsibilities relate to participation in the Plan by persons who are not subject to section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the Plan, and the Committee's interpretations of the Plan and all actions taken by it and determinations made by it shall be binding on all persons. No Board or Committee member shall be liable for any determination, decision or action made in good faith with respect to the Plan.

     3. Shares Subject to Plan. A total of 3,225,000 shares of Common Stock ("Shares"), par value 1 cent per share may be issued pursuant to the Plan. The Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. Grants of incentive awards under the Plan will reduce the number of Shares available thereunder by the maximum number of Shares obtainable under such grants. If all or any portion of the Shares otherwise subject to any grant under the Plan are not delivered for any reason including, but not limited to, the cancellation, expiration or termination of any option right or unit, the settlement of any award in cash, the forfeiture of any restricted stock, or the repurchase of any Shares by the Company for the cost of the employee's investment in the Shares, such number of Shares shall be available again for issuance under the Plan. The number of Shares covered by the Plan, will be adjusted proportionately for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or payment of stock dividends on the Common Stock or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.

     4. Eligibility. All employees and active consultants of the Company and its subsidiaries and its parents are eligible to be selected to receive a grant under the Plan by the Committee. The Committee may condition eligibility under the Plan or participation under the Plan and any grant or exercise of an incentive award under the Plan to such conditions, limitations or restrictions as the Company determines to be appropriate for any reason.

     5. Incentive Awards. The Committee may grant incentive awards to eligible employees in the form of stock options (including incentive stock options within the meaning of section 422A of the Internal Revenue Code of 1986, as amended (the "Code")), stock grants, restricted stock, stock appreciation rights, performance shares and units and dividend equivalent rights, and shall establish the number of Shares subject to each such grant and the terms thereof, including any adjustments for reorganizations and dividends, subject to the following:

          (a) All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

          (b) Any grant under the Plan to an employee who is subject to section 16(b) of the Exchange Act shall not be transferable other than by will or the laws of descent and distribution and during the employee's lifetime shall be exercisable only by him or by his guardian or legal representative.

                                      C-1-1

          (c) The exercise price of any option or stock appreciation right shall not be less than 50 percent of the fair market value of a corresponding number of Shares as of the date of grant, except that such minimum option price may be reduced (but not below par value) in the case of options granted in consideration of a reduction in compensation by the amount of such reduction.

          (d) The aggregate fair market value (determined as of the date of grant) of Shares for which a participant who is a resident of the state of California may first exercise incentive stock options granted under this Plan and all other stock option plans of the Company and its subsidiaries in any calendar year shall not exceed $100,000 or such other amount or limitation as may be provided from time to time by the Code. To the extent that the aggregate fair market value with respect to which incentive stock options would otherwise be exercisable for the first time by an individual in any calendar year under such plans exceeds $100,000, taking options into account in the order in which they were granted, such options shall be treated as options which are not incentive stock options.

     6. Amendment of the Plan. The Board of Directors or the Committee may from time to time suspend, terminate, revise or amend the Plan or the terms of any grant in any respect whatsoever, provided that, without the approval of the stockholders of the Company, no such revision or amendment may increase the number of Shares subject to the Plan, expand those eligible for grants under the Plan or change the qualification for membership on the Committee, and provided, further, that no suspension, discontinuation, revision or amendment may adversely affect any grant theretofore made without the consent of the grantee, unless necessary to comply with applicable law.

     Adopted as of the 1st day of June, 1993 by the Directors and Stockholders of ANTEC Ltd.

                                      C-1-2

                               ANTEC CORPORATION

                           1997 STOCK INCENTIVE PLAN

     1. Purpose and Effective Date. ANTEC Corporation (the "Company") has established this 1997 Stock Incentive Plan (the "Plan") to facilitate the retention and continued motivation of key employees, consultants and directors and to align more closely their interests with those of the Company and its stockholders. The effective date of the Plan shall be March 19, 1997 subject to the approval of the Company's shareholders at the 1997 Annual Meeting.

     2. Administration. The Plan shall be administered by the Board of Directors, or the Compensation Committee of the Company's Board of Directors or such other Board committee as the Board may designate (the "Committee"). The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the Plan, and the Committee's interpretations of the Plan, and all actions taken by it and determinations made by it shall be binding on all persons. No Board or Committee member shall be liable for any determination, decision or action made in good faith with respect to the Plan.

     3. Shares Subject to Plan. A total of 3,750,000 shares of Common Stock of the Company ("Shares"), par value $.01 per share may be issued pursuant to the Plan. The Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. Grants of incentive awards under the Plan will reduce the number of Shares available thereunder by the maximum number of Shares obtainable under such grants. If all or any portion of the Shares otherwise subject to any grant under the Plan are not delivered for any reason including, but not limited to, the cancellation, expiration or termination of any option right or unit, the settlement of any award in cash, the forfeiture of any restricted stock, or the repurchase of any Shares by the Company from a participant for the cost of the participant's investment in the Shares, such number of Shares shall be available again for issuance under the Plan. The number of Shares covered by or specified in the Plan and the number of Shares and the purchase price for Shares under any outstanding awards, may be adjusted proportionately by the Committee for any increase or decrease in the number of issued Shares or any change in the value of the Shares resulting from a subdivision or consolidation of Shares, reorganization, recapitalization, spin-off, payment of stock dividends on the Shares any other increase or decrease in the number of issued Shares made without receipt of consideration by the Company, or the payment of an extraordinary cash dividend.

     4. Eligibility. All key employees, active consultants and directors of the Company and its subsidiaries are eligible to be selected to receive a grant under the Plan by the Committee. The Committee may condition eligibility under the Plan or participation under the Plan, and any grant or exercise of an incentive award under the Plan on such conditions, limitations or restrictions as the Committee determines to be appropriate for any reason. No person may be granted in any period of two consecutive calendar years, awards covering more than 1,000,000 Shares.

     5. Awards. The Committee may grant awards under the Plan to eligible persons in the form of stock options (including incentive stock options within the meaning of section 422 of the Code), stock grants, stock units, restricted stock, stock appreciation rights, performance shares and units and dividend equivalent rights, and reload options to purchase additional Shares if Shares are delivered in payment of any other options, and shall establish the number of Shares subject to each such grant and the terms thereof, including any adjustments for reorganizations and dividends, subject to the following:

          (a) All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

          (b) The exercise price of any option or stock appreciation right shall not be less than 85% of the fair market value of a corresponding number of Shares as of the date of grant, except that such minimum option price may be reduced (but not below par value) in the case of options granted in consideration of a reduction in compensation by the amount of such reduction.

                                      C-2-1

          (c) No more than 20% of the Shares may be awarded in a form other than options or stock appreciation rights unless such Shares are in payment of compensation earned or due at the time of the award or within one year thereof.

     6. Administration of the Plan. The Board of Directors or the Committee may from time to time suspend, terminate, revise or amend the Plan or the terms of any grant in any respect whatsoever, provided that, without the approval of the stockholders of the Company, no such revision or amendment may increase the number of Shares subject to the Plan or expand those eligible for grants under the Plan.

                                      C-2-2

                               ANTEC CORPORATION

                        2000 MID-LEVEL STOCK OPTION PLAN

     1. Purpose and Effective Date. ANTEC Corporation (the "Company") has established this 2000 Mid-Level Stock Option Plan (the "Plan") to facilitate the retention and continued motivation of key mid-level employees and to align more closely their interests with those of the Company and its stockholders. The effective date of the Plan shall be January 31, 2000.

     2. Administration. The Plan shall be administered by the Board of Directors, or the Compensation Committee of the Company's Board of Directors or such other Board committee as the Board may designate (the "Committee"). The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the Plan, and the Committee's interpretations of the Plan, and all actions taken by it and determinations made by it shall be binding on all persons. No Board or Committee member shall be liable for any determination, decision or action made in good faith with respect to the Plan.

     3. Shares Subject to Plan. A total of 500,000 shares of Common Stock of the Company ("Shares"), par value $.01 per share may be issued pursuant to the Plan. The Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. Grants of incentive awards under the Plan will reduce the number of Shares available thereunder by the maximum number of Shares obtainable under such grants. The number of Shares covered by or specified in the Plan and the number of Shares and the purchase price for Shares under any outstanding awards, may be adjusted proportionately by the Committee for any increase or decrease in the number of issued Shares or any change in the value of the Shares resulting from a subdivision or consolidation of Shares, reorganization, spin-off, payment of stock dividends on the Shares, any other increase or decrease in the number of issued Shares made without receipt of consideration by the Company, or the payment of an extraordinary cash dividend.

     4. Eligibility. All mid-level employees of the Company and its subsidiaries are eligible to be selected to receive a grant under the Plan by the Committee. The Committee may condition eligibility under the Plan or participation under the Plan, and any grant or exercise of an incentive award under the Plan on such conditions, limitations or restrictions as the Committee determines to be appropriate for any reason.

     5. Awards. The Committee may grant awards under the Plan to eligible persons in the form of stock options and shall establish the number of Shares subject to each such grant and the terms thereof, including any adjustments for reorganizations and dividends, subject to the following:

          (a) All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

          (b) The exercise price of any option shall not be less than 85% of the fair market value of a corresponding number of Shares as of the date of grant.

          (c) No person may be granted options under the Plan for more than 7,500 Shares.

          (d) No options may be granted under the Plan to any officer of the Company.

          (e) No options may be granted under the Plan after the date of the 2000 annual meeting of stockholders of the Company.

     6. Amendment of the Plan. The Board of Directors or the Committee may from time to time suspend, terminate, revise or amend the Plan or the terms of any grant in any respect whatsoever.

                                      C-3-1

                               ANTEC CORPORATION

                           2000 STOCK INCENTIVE PLAN

     1. Purpose and Effective Date. ANTEC Corporation (the "Company") has established this 2000 Stock Incentive Plan (the "Plan") to facilitate the retention and continued motivation of key employees, consultants and directors and to align more closely their interests with those of the Company and its stockholders. The effective date of the Plan shall be March 1, 2000 subject to the approval of the Company's shareholders at the 2000 Annual Meeting.

     2. Administration. The Plan shall be administered by the Board of Directors, or the Compensation Committee of the Company's Board of Directors or such other Board committee as the Board may designate (the "Committee"). The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the Plan, and the Committee's interpretations of the Plan, and all actions taken by it and determinations made by it shall be binding on all persons. No Board or Committee member shall be liable for any determination, decision or action made in good faith with respect to the Plan.

     3. Shares Subject to Plan. A total of 2,500,000 shares of Common Stock of the Company ("Shares"), par value $.01 per share may be issued pursuant to the Plan. The Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. Grants of incentive awards under the Plan will reduce the number of Shares available thereunder by the maximum number of Shares obtainable under such grants. If all or any portion of the Shares otherwise subject to any grant under the Plan are not delivered for any reason including, but not limited to, the cancellation, expiration or termination of any option right or unit, the settlement of any award in cash, the forfeiture of any restricted stock, or the repurchase of any Shares by the Company from a participant for the cost of the participant's investment in the Shares, such number of Shares shall be available again for issuance under the Plan. The number of Shares covered by or specified in the Plan and the number of Shares and the purchase price for Shares under any outstanding awards, may be adjusted proportionately by the Committee for any increase or decrease in the number of issued Shares or any change in the value of the Shares resulting from a subdivision or consolidation of Shares, reorganization, recapitalization, spin-off, payment of stock dividends on the Shares, any other increase or decrease in the number of issued Shares made without receipt of consideration by the Company, or the payment of an extraordinary cash dividend.

     4. Eligibility. All key employees, active consultants and directors of the Company and its subsidiaries are eligible to be selected to receive a grant under the Plan by the Committee. The Committee may condition eligibility under the Plan or participation under the Plan, and any grant or exercise of an incentive award under the Plan on such conditions, limitations or restrictions as the Committee determines to be appropriate for any reason. No person may be granted in any period of two consecutive calendar years, awards covering more than 1,000,000 Shares.

     5. Awards. The Committee may grant awards under the Plan to eligible persons in the form of stock options (including incentive stock options within the meaning of section 422 of the Code), stock grants, stock units, restricted stock, stock appreciation rights, performance shares and units and dividends equivalent rights, and reload options to purchase additional Shares if Shares are delivered in payment of any other options, and shall establish the number of Shares subject to each such grant and the terms thereof, including any adjustments for reorganizations and dividends, subject to the following:

          (a) All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

          (b) The exercise price of any option or stock appreciation right shall not be less than 85% of the fair market value of a corresponding number of Shares as of the date of grant, except that such minimum option price may be reduced (but not below par value) in the case of options granted in consideration of a reduction in compensation by the amount of such reduction.

                                      C-4-1

          (c) No more than 20% of the Shares may be awarded in a form other than options or stock appreciation rights unless such Shares are in payment of compensation earned or due at the time of the award or within one year thereof.

          (d) No option may be repriced by amendment, substitution or cancellation and regrant, unless authorized by the stockholders. Adjustments pursuant to Section 3 above shall not be considered repricing.

     6. Amendment of the Plan. The Board of Directors or the Committee may from time to time suspend, terminate, revise or amend the Plan or the terms of any grant in any respect whatsoever, provided that, without the approval of the stockholders of the Company, no such revision or amendment may increase the number of Shares subject to the Plan, change the provisions of Section 5 above, or expand those eligible for grants under the Plan.

                                      C-4-2

                               ARRIS GROUP, INC.

                           2001 STOCK INCENTIVE PLAN

     1. Purpose and Effective Date. ARRIS Group, Inc. (the "Company") has established this 2001 Stock Incentive Plan (the "Plan") to facilitate the retention and continued motivation of key employees, consultants and directors and to align more closely their interests with those of the Company and its stockholders. The effective date of the Plan shall be the date it is approved by the stockholders of ANTEC Corporation at a special meeting at which the reorganization of ANTEC Corporation as a wholly owned subsidiary of the Company is also approved.

     2. Administration. The Plan shall be administered by the Board of Directors, or the Compensation Committee of the Company's Board of Directors or such other Board committee as the Board may designate (the "Committee"). The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the Plan, and the Committee's interpretations of the Plan, and all actions taken by it and determinations made by it shall be binding on all persons. No Board or Committee member shall be liable for any determination, decision or action made in good faith with respect to the Plan.

     3. Shares Subject to Plan. A total of 9,580,000 shares of Common Stock of the Company ("Shares") may be issued pursuant to the Plan. The Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. Grants of incentive awards under the Plan will reduce the number of Shares available thereunder by the maximum number of Shares obtainable under such grants. If all or any portion of the Shares otherwise subject to any grant under the Plan are not delivered for any reason including, but not limited to, the cancellation, expiration or termination of any option right or unit, the settlement of any award in cash, the forfeiture of any restricted stock, or the repurchase of any Shares by the Company from a participant for the cost of the participant's investment in the Shares, such number of Shares shall be available again for issuance under the Plan. The number of Shares covered by or specified in the Plan and the number of Shares and the purchase price for Shares under any outstanding awards, may be adjusted proportionately by the Committee for any increase or decrease in the number of issued Shares or any change in the value of the Shares resulting from a subdivision or consolidation of Shares, reorganization, recapitalization, spin-off, payment of stock dividends on the Shares, any other increase or decrease in the number of issued Shares made without receipt of consideration by the Company, or the payment of an extraordinary cash dividend.

     4. Eligibility. All key employees, active consultants and directors of the Company and its subsidiaries are eligible to be selected to receive a grant under the Plan by the Committee. The Committee may condition eligibility under the Plan or participation under the Plan, and any grant or exercise of an incentive award under the Plan on such conditions, limitations or restrictions as the Committee determines to be appropriate for any reason. No person may be granted in any period of two consecutive calendar years, awards covering more than 750,000 Shares.

     5. Awards. The Committee may grant awards under the Plan to eligible persons in the form of stock options (including incentive stock options within the meaning of section 422 of the Code), stock grants, stock units, restricted stock, stock appreciation rights, performance shares and units and dividend equivalent rights, and reload options to purchase additional Shares if Shares are delivered in payment of any other options, and shall establish the number of Shares subject to each such grant and the terms thereof, including any adjustments for reorganizations and dividends, subject to the following:

          (a) All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

          (b) The exercise price of any option or stock appreciation right shall not be less than the fair market value of a corresponding number of Shares as of the date of grant, except (i) options or stock appreciation rights being granted to replace options or rights not initially granted by the Company or ANTEC Corporation may be granted with exercise prices that in the judgment of the Committee result in options or rights having comparable value to the options or rights being replaced, and (ii) up to 10% of the Shares may be granted pursuant to options or stock appreciation rights that have exercise prices of not less than 85% of the fair market value of a corresponding number of Shares as of the date of grant.
                                      C-5-1

          (c) No more than 25% of the Shares may be awarded in a form other than options or stock appreciation rights.

          (d) No option may be repriced by amendment, substitution or cancellation and regrant, unless authorized by the stockholders. Adjustments pursuant to Section 3 above shall not be considered repricing.

     6. Amendment of the Plan. The Board of Directors or the Committee may from time to time suspend, terminate, revise or amend the Plan or the terms of any grant in any respect whatsoever, provided that, without the approval of the stockholders of the Company, no such revision or amendment may increase the number of Shares subject to the Plan, change the provisions of Section 5 above, or expand those eligible for grants under the Plan.

                                      C-5-2

                                ARRIS GROUP, INC.
                        PROXY SOLICITED BY AND ON BEHALF OF
                             THE BOARD OF DIRECTORS

         The undersigned hereby appoints Robert J. Stanzione, Lawrence A. Margolis and David B. Potts and each of them (with full power of substitution in each) proxies of the undersigned to vote at a special meeting of ARRIS Group, Inc. to be held at 10:00 a.m., eastern time, May 22, 2003, at the Company's corporate offices, 11450 Technology Circle, Duluth, Georgia, and at any adjournments thereof, all of the shares of Common Stock of ARRIS Group, Inc. in the name of the undersigned on the record date.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND IN FAVOR OF PROPOSAL 1 AND 2 AS SET FORTH IN THE PROXY STATEMENT ACCOMPANYING THIS PROXY.

                    (Continued, and to be dated and signed on the reverse side.)

COMMENTS / ADDRESS CHANGE: PLEASE MARK
COMMENT / ADDRESS BOX ON REVERSE SIDE

----------------------------------------           ARRIS GROUP, INC.
                                                   P.O. BOX 11340
----------------------------------------           NEW YORK, N.Y. 10203-0340

----------------------------------------

----------------------------------------

                            *DETACH PROXY CARD HERE*

          MARK, SIGN, DATE AND RETURN                [X]
[  ]      THE PROXY CARD PROMPTLY
          USING THE ENCLOSED ENVELOPE.      VOTES MUST BE INDICATED
                                            (X) IN BLACK OR BLUE INK.

1.       Election of the following nominees as directors:

         FOR ALL NOMINEES  [  ]  WITHHOLD AUTHORITY   [  ]    (*)EXCEPTIONS


Nominees: Alex B. Best, Harry L. Bosco, J. A. Ian Craig, Randy K. Dodd, Matthew
          B. Kearney, William H. Lambert, John R. Petty, Larry Romrell, and Robert J. Stanzione.


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
               THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).


(*)Exceptions
             --------------------------------------------------------


                                             FOR     AGAINST   ABSTAIN

2.       Proposal 1, approval of             [  ]     [  ]      [  ]
         ESPP amendment.

3.       Proposal 2, approval of             [  ]     [  ]      [  ]
         option exchange amendments.


4.       In their discretion, such
         other matters as properly may
         come before the meeting or at
         any adjournment(s) thereof.


                  PLEASE CHECK BOX IF YOU INTEND
                  TO BE PRESENT AT MEETING.                     [  ]


                  COMMENT / ADDRESS CHANGE
                  Please mark this box if you have
                  written comment / address change
                  on the reverse side.                          [  ]

                                                             SCAN LINE


                                    IMPORTANT: Please date this proxy and sign exactly as your name appears hereon. Executors, administrators, trustees, guardians and officers signing in a representative capacity should give full title.

                 Date     Share Owner sign here       Co-Owner sign here

                -------   ---------------------       --------------------------